UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.   )
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Berkshire Hills Bancorp, Inc.

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Berkshire Hills Bancorp℠

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2019 PROXY STATEMENT
& NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MOVING FORWARD **TOGETHER**

CEO, Richard M. Marotta
Chairman, William J. Ryan
April 5, 2019
Dear Berkshire Hills Bancorp Shareholder:
It is our pleasure to invite you to attend the 2019 Annual Meeting of Shareholders, which will be held at:
Museum of African American History
46 Joy Street
Boston, Massachusetts 02114
Thursday, May 16, 2019
10:00 a.m., local time
Please see the Notice of Annual Meeting on the next page for more information about our admission procedures.
We urge you to vote your proxy online, or by telephone, or by completing and returning a proxy card by mail as soon as possible, even if you plan to attend the Annual Meeting.
Your vote is important to us. Thank you for your attention to the enclosed materials, and for your continued support of our company.
Richard M. Marotta, Chief Executive Officer
William J. Ryan, Chairman of the Board of Directors

Notice of Annual Meeting
of Shareholders
Notice of 2019 Annual Meeting of Shareholders of Berkshire Hills Bancorp, Inc.
When: Thursday, May 16, 2019 10:00 a.m. local time	Where: Museum of African American History 46 Joy Street Boston, Massachusetts 02114	Record Date: March 21, 2019
We are holding this meeting for the following purposes:
1.
To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified;

2.
To provide an advisory vote on executive compensation practices;

3.
To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2019; and

4.
To transact any other Company business that may properly come before the meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposed director nominees and “FOR” the proposals to be presented at the annual meeting.
Shareholders of record at the close of business on March 21, 2019 are entitled to vote at the meeting, either in person or by proxy. There are several ways to vote. You can vote your shares online, by telephone, by regular mail or in person at the annual meeting. To access your proxy materials and vote online, please visit www.proxyvote.com and follow the instructions. The notice provided to you contains the necessary codes required to vote online. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided to you in the notice. Finally, you may vote in person at the annual meeting, even if you have previously submitted a proxy.
Whatever method you choose, please vote in advance of the meeting to ensure that your shares will be voted as you direct.
Boston, Massachusetts
April 5, 2019
By order of the Board of Directors
Wm. Gordon Prescott
SEVP, General Counsel and Corporate Secretary
Admission Procedures
The meeting is open to shareholders of Berkshire Hills Bancorp, Inc. Everyone attending the meeting should bring a photo ID. If your shares are registered in the name of a bank, broker, or other holder of record, please also bring documentation of your stock ownership as of March 21, 2019 (such as a brokerage statement).
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2019:
The Notice of Annual Meeting, 2019 Proxy Statement, and Annual Report to Shareholders for fiscal 2018 are each available at www.proxyvote.com or ir.berkshirebank.com.
BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Berkshire Hills Bancorp, Inc.
Proxy Statement
Proxy Summary
This summary gives you an overview of selected information in this year’s proxy. We encourage you to read the entire proxy statement carefully before voting. We have also provided you with the 2018 Summary Annual Report and the 2018 Annual Report on SEC Form 10-K.
Annual Meeting of Shareholders
Time and Date: 10:00 a.m. local time, Thursday, May 16, 2019
Place: Museum of African American History, 46 Joy Street, Boston, Massachusetts 02114
Record Date: Shareholders as of the close of business on March 21, 2019 are entitled to vote
Proposals to be Voted on by Shareholders
Proposal	Board’s Voting Recommendation	Page References (for more information)
1 — Election of Directors	FOR (all nominees)	pp. 7 – 27
2 — Advisory Vote on Executive Compensation	FOR	pp. 28
3 — Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	pp. 65 – 68
We are providing this proxy statement to you in connection with the solicitation of proxies for the 2019 Annual Meeting of Shareholders and to transact any other business that may properly come before the meeting. In this proxy statement, we also refer to Berkshire Hills Bancorp, Inc. as “Berkshire” or the “Company”. We also refer to its subsidiary, Berkshire Bank, as the “Bank”. We are mailing a notice of the annual meeting to shareholders of record as of March 21, 2019, beginning on April 5, 2019.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Proxy Statement • Proxy Summary
Summary of Proposals for 2019
1 — Election of Directors. The Company’s Board of Directors is presenting eleven (11) nominees for election as directors at our Annual Meeting. As of 2019, all Directors are elected on an annual basis. All nominees currently serve as directors on our Board of Directors. There are two directors, Messrs. Bossidy and Sheehan, who served in 2018 who have elected to not stand for re-election in 2019.
2 — Advisory Vote on Executive Compensation. This advisory vote is for the approval of the Company’s Named Executive Officer compensation as set forth within this proxy statement. Berkshire strives to promote shareholder value and sound risk management by aligning executive pay and company performance. The Compensation Discussion and Analysis (“CD&A”) explains the Board’s processes and decisions with respect to executive compensation. The CD&A Executive Summary begins on page 30. The CD&A also provides information about the CEO transition that occurred on November 26, 2018, on page 40. In 2018, 74% of the votes cast were in favor of the proposal “FOR” the advisory approval of our Executive Compensation.
3 — Ratification of Independent Registered Public Accounting Firm. This advisory vote ratifies the selection of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2019. Crowe has served in this capacity since fiscal year 2017. In 2018, 99% of the votes cast were in favor of the proposal the appointment of Crowe. The firm changed its name in 2018 from Crowe Horwath LLP.
Corporate Governance Highlights
Our commitment to good corporate governance is illustrated as follows:
Independent Oversight	Shareholder Orientation	Good Governance
Majority independent directors (11 of 13)(1); average tenure of 6 years	Rigorous board and committee self-assessments conducted annually	Diverse board membership (skills, tenure, age); annual director education
Strong and engaged independent chairman of the board	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Implementation of a Corporate Responsibility & Culture Committee at both Board and employee level
Regular executive sessions of independent directors	Majority voting, with director resignation policy for uncontested elections	Risk oversight by full board and committees
Chair of Corporate Governance or Chairman can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors	Formal ethics code, reporting hotline and ethics training to all employees
(1)
Current directors Paul T. Bossidy and Patrick J. Sheehan have chosen not to stand for re-election to the Board at the Company’s 2019 Annual Meeting. Following their retirement from the Board, 9 out of 11 of the remaining members will be designated as independent directors.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Proxy Statement • Proxy Summary
Shareholder Engagement and Responsiveness
We have an active engagement program that focuses on gathering feedback from the governance teams of our largest institutional shareholders. Based on these ongoing discussions, in the last three years we have made several enhancements to our governance programs which include:
• Declassified Board of Directors: annual election of all directors fully phased-in
• Added a relative total shareholder return (“TSR”) measure to the long-term incentive plan
• Eliminated the strategic modifier from the short-term incentive plan
• Increased the three-year performance-based shares portion of long-term incentive compensation to 60% from 50% going forward
• Created a new Board-level Corporate Responsibility and Culture Committee
• In 2019, the Company made further changes to its incentive performance metrics in both the short-term and long-term plans to better align these measures with shareholder interests
Over the past two years we have received a vote of approximately 75% in favor of the Company’s executive compensation. The Board and management continue to strive to improve the shareholder approval by proactively engaging with shareholders and specialists in order to better understand their views and best practices in the industry. As a result, the Board of Directors has taken action over the past year to further enhance our compensation and governance practices.
What We Did:

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Proactively reached out to our largest shareholders, representing 75% of our total ownership, to solicit their feedback.

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Had extensive dialogue with a diverse group of our shareholders during the year and obtained additional feedback from advisors and other knowledgeable third parties.

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Solicited feedback and answered questions about our executive compensation programs and Board governance practices.

What We Heard and How We Responded:

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Shareholders were pleased with the changes we made in the last two years, particularly the declassified board and increased disclosures. The importance of cyber-security expertise as well as greater female representation and overall diversity at the Board level were prominent talking points for shareholders. Shareholders were pleased that the Board already maintained 15% female representation and were proactive in their approach to cyber-security through updates from Berkshire’s Chief Information Security officer and Chief Risk Officer.

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We continued to evaluate and evolve our disclosures. The Board will proactively seek candidates to refresh the Board with greater diversity of personal and professional backgrounds and experiences, including cyber-security expertise.

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There was general support for the design of the compensation plans and acceptance of the relative TSR measure for long-term incentive compensation.

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The Compensation Committee eliminated the strategic modifier from the short term incentive plan for 2018 and beyond and increased the three-year performance-based share percentage to 60% from 50% in the long-term incentive plan beginning in 2019. The Committee also adjusted performance metrics in both the short-term and long-term plans to further align performance with shareholder value. We also continued to enhance the disclosures tied to the Committee’s philosophy and process in determining goals and individual awards.

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Some shareholders suggested adopting a proxy access provision, majority voting standards, and/or the right to call a special meeting in our bylaws.

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The Board has had extensive conversations about each of these items and will continue to evaluate potential future action.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Proxy Statement • Proxy Summary
Our Compensation Philosophy and Practices
We seek to provide an executive compensation program that is consistent with promoting sound risk management and long-term value creation for our shareholders. The key principles that support our philosophy are:
✓
Attract and retain highly talented executives committed to our success

✓
Pay for performance

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Align executive interests with those of our shareholders

✓
Manage risk through oversight and compensation design features and practices

The primary philosophy and objective of our compensation program is to align the interests of our executives with shareholders by rewarding performance against established corporate financial and strategic goals, solid executive leadership and strong individual executive performance. We strive to attract, motivate and retain a highly qualified and talented team of executives who will lead Berkshire to maximize long-term performance and earnings growth. The Compensation Committee regularly reviews executive compensation program elements to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry best practices and shareholder interests.
What We Do:
✓
Align pay for performance

✓
Link performance measures with strategic objectives

✓
Hold an annual say-on-pay vote

✓
Leverage an independent compensation consultant

✓
Conduct annual shareholder engagement

✓
Maintain strict stock ownership guidelines

✓
Adhere to best practice clawback and anti-hedging and pledging restriction policies

✓
Incentivize sound risk management

✓
Withhold dividend payments on any restricted stock awards until vested

Named Executive Officer direct compensation is made up of base salary, short term cash incentive and long term equity incentive. In 2018, the target mix was 46% performance-based for the Chief Executive Officer and 38% performance based for other NEOs. Long-term equity incentive awards are earned over a 3 year period. For the 2018 payments the awards were made up of 50% performance shares and 50% time-based shares; for the 2019 payments that split will be 60% performance and 40% time-based.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Proxy Statement • Proxy Summary
2018 Company Performance
Berkshire Bank is defined by our commitment to providing our customers and our communities with the scale and resources of a big bank but with local decision making. This is a model that engages our employees, supports our communities and creates enduring returns for our investors.
Our 2018 results reflect that commitment, hitting key earnings and operational targets and, achieving record return on assets; all important accomplishments during our first full year operating above the $10 billion asset mark. Additional highlights include:

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Improved profitability metrics

•
Launched a corporate diversity and inclusion initiative in tandem with reaffirming the Company’s commitment to corporate social responsibility

•
Fully integrated the acquired Commerce Bank and Trust Company operations in Central and Eastern Massachusetts

•
Announced a definitive agreement to acquire SI Financial Group in Connecticut

For the full year, earnings per share increased by 65% to $2.29 and the non-GAAP financial measure of adjusted earnings per share increased by 18% to $2.71. Revenue grew 12% over the prior year driven by delivering more products and services to our Northeast markets. Return on assets improved by 61% to 0.90% and return on equity improved by 54% to 6.8%. In addition, the non-GAAP financial measure of adjusted return on tangible common equity improved by 14% to 13.5%.
When our people thrive, our company thrives. At the start of 2018, we implemented a new hourly minimum wage of $15, and during the year, implemented the new Massachusetts Equal Pay Act requirements. These measures help to ensure that women and men who have similar experience and do comparable work receive the same wage. While raising our minimum wage and working towards gender pay equity are the start, we must have a workforce that reflects the communities we serve. We grew quickly from a small community bank in western Massachusetts to a full-service financial institution with operations in six states and select national markets.
In 2018, we continued the expansion of our footprint with the seamless systems conversion and integration of Commerce Bank and Trust Company, including their 16 branches in central and eastern Massachusetts. This conversion allowed us to secure the leading deposit position in Worcester, New England’s second largest city and successfully cross the $10 billion asset threshold. We built on the success of the Commerce acquisition and our Boston corporate headquarters move by expanding our regional teams, creating opportunities to build both awareness and enduring relationships. Together, our Boston and Worcester teams increased our market share in Eastern Massachusetts, which is now the largest regional market we serve.
In December, we announced a definitive agreement to acquire SI Financial Group, with 23 branches serving eastern Connecticut and Rhode Island. This contiguous market expansion is a natural fit for our company, allowing us to bring big bank resources, local responsiveness and our distinctive culture to strengthen the capabilities and offerings of the SI Financial team.
Delivering returns for our shareholders is of the utmost importance. Berkshire Bank’s book value per share gained 4% during the year. We increased our quarterly cash dividend by 5% in January 2018, and then increased it by another 5% in January 2019. In June, Berkshire’s stock was added to the S&P SmallCap 600® index, widening our visibility. With our larger size, we implemented debt ratings from a recognized credit rating agency, earning an investment grade rating on our senior debt.
The Board of Directors evaluates performance primarily on the basis of non-GAAP core measures, and several of these measures are used to set performance targets for the short-term and long-term incentives for executive compensation. Please see the CD&A executive summary and discussion of incentive programs for further discussion of these measures. Several of these measures were at record levels in 2018, exceeding target, and signaling strong performance by management.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Proposal 1:
Election of Directors for a One-Year Term
The Company’s Board of Directors has nominated and recommends a vote “FOR” each of the eleven (11) nominees listed below for election as a director. Each nominee currently serves on the Company’s Board of Directors.
Background. The Company’s Board of Directors is presenting eleven (11) nominees for election as directors at our Annual Meeting. Messrs. Bossidy and Sheehan, who are currently members of the Company Board of Directors, have chosen not to stand for re-election at the 2019 Annual Meeting. All nominees currently serve as directors on the Company Board of Directors. Effective as of the 2017 Annual Meeting, the Board members are elected on an annual basis as their prior term expires. The 2019 Annual Meeting is the first year that all board members will stand for election on an annual basis. Each director elected at the meeting will serve for a one-year term until our 2020 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.
Additional Information. Information regarding the director nominees is set forth below under the heading “— Information Regarding Directors and Director Nominees.”
The affirmative vote of a plurality of the Company’s outstanding common stock present in person or by proxy at the Annual Meeting is required to elect the nominees for directors; provided, however, in the case of an uncontested election of directors, it is the Company’s policy that if a director is elected by a plurality but not a majority of the votes cast for such director, such director must submit his or her resignation to the Board of Directors, which will be subject to review by the Corporate Governance/Nominating Committee of the Board of Directors. The Corporate Governance/Nominating Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the director’s resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the nominees as directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ITS DIRECTOR NOMINEES.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
Information Regarding Directors and Director Nominees
Since our last annual meeting, the Board took actions to engage shareholders, advisors and other knowledgeable third-parties to discuss a number of important topics and better understand their views. We appreciate the honest feedback, open exchange of ideas and opportunity to learn from one another. In connection with these conversations the Board continues to review and assess disclosures and practices around governance matters. Enhancements to the governance program have included:

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A commitment to diversity and inclusion through the formation of the Board’s Corporate Responsibility & Culture Committee, chaired by Laurie Norton Moffatt.

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Continuing enhancement of disclosures concerning the composition of the Board, including more information on skill sets, background and our recruiting and nomination process.

•
The Board also maintains a strict anti-hedging policy and restricts the pledging of Company stock as described further in this proxy statement.

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Elimination of the geographical residency requirement for eligibility to serve on the Board.

•
Adoption of a more broadly-based approach for seeking out and identifying a more diverse and inclusive pool of potential director nominees both across and beyond the limits of the Company’s operating footprint.

Of note, as of the date of this proxy statement Berkshire has a pending merger agreement to acquire SI Financial Group, Inc. based in Willimantic, Connecticut. Under the terms of this agreement SI Financial Director, President and CEO Rheo Brouillard is expected to join the Berkshire Board of Directors at the close of the transaction, which is anticipated to close during the second quarter of 2019. Mr. Brouillard has over 30 years’ experience in the financial services industry and has been a champion for non-profit organizations and community development associations throughout his storied career.
2019 Nominees for Election to the Board of Directors
DAVID M. BRUNELLE, Co-Founder and Managing Director of North Pointe Wealth Management

Mr. Brunelle is Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. He has over 20 years of experience in financial services working with businesses, individuals, families and charitable foundations. Mr. Brunelle is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s audit and loan committees. He has also served as trustee or corporator for numerous non-profit entities in and around Worcester, including The Nativity School of Worcester, The Worcester Regional Research Bureau, The Worcester Educational Development Foundation, the UMass/Memorial Foundation, Becker College and the Greater Worcester Community Foundation.

Independent Years of Service: 1 Age: 48 Board Committees: • Audit (Chair) • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Public Company Board • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management • Wealth Management/Insurance	• Talent Management • Regulated Industry • Corporate Responsibility/ Community Leader • Small Business Owner/Operator

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
ROBERT M. CURLEY, Chairman of the New York Region of Berkshire Bank

Mr. Curley is Chairman of the New York region of Berkshire Bank. He previously served as Chairman and President for Citizens Bank in New York from 2005 to 2009. Prior to joining Citizens, Mr. Curley served at Charter One Bank where he was President for New York and New England. During the period of 1976 to 1999, Mr. Curley was employed by KeyCorp, where he rose to the position of Vice Chairman of KeyBank N.A., and served as President and Chief Executive Officer of four subsidiary banks. Mr. Curley was hired by the Company and the Bank as Chairman of our New York region and appointed as a director of the Company and the Bank in December 2009.

Non-Independent Years of Service: 8 Age: 71 Board Committees: • Risk Management & Capital • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management	• Talent Management • Regulated Industry • Corporate Responsibility/ Community Leader
JOHN B. DAVIES, Agent Emeritus with Massachusetts Mutual Life Insurance

Mr. Davies is a former Executive Vice President of Massachusetts Mutual Life Insurance and is currently an Agent Emeritus with Massachusetts Mutual, providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth. Mr. Davies currently serves on the Westfield State University Foundation Board. Mr. Davies is a former director of Woronoco Bancorp, Inc.

Independent Years of Service: 13 Age: 69 Board Committees: • Compensation (Chair) • Corporate Governance/Nominating	Qualifications, Skills and Experience:
	• Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Regulated Industry • Wealth Management/Insurance • Talent Management • Corporate Responsibility/Community Leader

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
J. WILLIAR DUNLAEVY, Former Chairman and CEO of Legacy Bancorp, Inc.

Mr. Dunlaevy is the former Chief Executive Officer and Chairman of the Board of Legacy Bancorp, Inc. and Legacy Banks (collectively, “Legacy”). Mr. Dunlaevy served as the Chief Executive Officer and Chairman of the Board of Legacy from 1996 until their merger with Berkshire in 2011. A community leader, Mr. Dunlaevy currently serves as a director of the Berkshire Bank Foundation, and previously served as Chairman of the Berkshire Taconic Community Foundation. Mr. Dunlaevy has also been a director of the Depositors Insurance Fund, Massachusetts Bankers Association, and Savings Bank Life Insurance Company of Massachusetts (“SBLI”). Mr. Dunlaevy has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent Years of Service: 7 Age: 72 Board Committees: • Audit • Risk Management & Capital (Chair) • Corporate Responsibility & Culture	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/Community Leader
CORNELIUS D. MAHONEY, Former Chairman, President and CEO of Woronoco Bancorp, Inc.

Mr. Mahoney is the former Chairman, President and Chief Executive Officer of Woronoco Bancorp, Inc. and Woronoco Savings Bank before their merger with Berkshire in June 2005. He is a former Chairman of America’s Community Bankers and the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a past Chairman of the Board of Trustees of Westfield State College.

Independent Years of Service: 13 Age: 73 Board Committees: • Compensation • Compliance & Regulatory (Chair)	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations and Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/Community Leader

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
Richard M. Marotta, President, Chief Executive Officer and Director of the Company

Mr. Marotta was appointed to the role of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank in November 2018. Prior to these appointments, Mr. Marotta served as Senior Executive Vice President of the Company and President of the Bank from 2015. Mr. Marotta joined the Company in 2010 as Executive Vice President, Chief Risk Officer and has held additional positions including Chief Credit Officer and Chief Administrative Officer.

Non-Independent Years of Service: <1 Age: 60	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations and Strategic Planning • Financial Expertise/Literacy	• Risk Management • Regulated Industry • Corporate Responsibility/Community Leader • Talent Management
PAMELA A. MASSAD, ESQ., Of Counsel with Fletcher Tilton PC

Ms. Massad has been Of Counsel with Fletcher Tilton PC since April 2001. She has over 30 years of experience as a practicing attorney, concentrating her practice in the areas of banking and finance, secured lending, corporate and real estate law, and is a member of the Worcester and Massachusetts Bar Associations. Ms. Massad is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s loan, compliance and compensation committees. Ms. Massad currently serves as a director of the Hanover Theatre and as a trustee of the Nativity School of Worcester. Additionally, Ms. Massad serves as a director for many well-known Massachusetts businesses including Diamond Chevrolet, Inc. and Diamond Auto Group, Pie Co. Realty, Inc. and Table Talk Pies, Inc.

Independent Years of Service: 1 Age: 63 Board Committees: • Risk & Capital • Compliance & Regulatory • Corporate Responsibility & Culture	Qualifications, Skills and Experience:
	• Public Company Board • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management • Legal Expertise	• Talent Management • Corporate Responsibility/Community Leader • Mortgage Industry • Real Estate/Leasing

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
LAURIE NORTON MOFFATT, Director & CEO of the Norman Rockwell Museum

Ms. Moffatt is the Director and Chief Executive Officer of the Norman Rockwell Museum, Stockbridge, Massachusetts. Since 1986, Ms. Moffatt has overseen the expansion of the museum’s facilities and the creation of a scholars’ research program. Her efforts resulted in the Museum receiving the National Humanities Medal, America’s highest humanities honor. Ms. Moffatt is also an active community leader. She is a founder of 1Berkshire and Berkshire Creative Economy Council and serves as a trustee of Berkshire Health Systems and a director of Berkshire Health Systems, Inc. and Berkshire Medical Center, Inc.

Independent Years of Service: 5 Age: 62 Board Committees: • Risk Management & Capital • Compliance & Regulatory • Corporate Responsibility & Culture (Chair)	Qualifications, Skills and Experience:
	• Business Operations/Strategic Planning • Financial Expertise/Literacy • Talent Management	• Marketing/PR • Small Business Owner/Operator • Corporate Responsibility/Community Leader
RICHARD J. MURPHY, CHIEF OPERATING OFFICER AND EXECUTIVE VICE PRESIDENT OF TRI-CITY VALLEYCATS

Mr. Murphy is Chief Operating Officer and Executive Vice President of the Tri-City ValleyCats minor league baseball team, a Class-A affiliate of the Houston Astros based in Troy, New York. He previously served as Chairman of the New York-Penn League Schedule Committee and is a current member of the Board of Directors for Minor League Baseball’s Baseball Internet Rights Corporation.

Independent Years of Service: 4 Age: 56 Board Committees: • Audit • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Business Operations/Strategic Planning • Financial Expertise/Literacy • Marketing/PR	• Talent Management • Small Business Owner/Operator • Corporate Responsibility/Community Leader

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
WILLIAM J. RYAN, Chairman of the Board of Directors of Berkshire Hills Bancorp, Inc.

Mr. Ryan is the Chairman of the Board of Directors of the Company. Mr. Ryan previously served as Chairman of the Board and Chief Executive Officer of Banknorth from 1985 through 2005 and then subsequently Chairman of the Board and Chief Executive Officer of TD Banknorth from 2005-2007.
Other Directorships: Former director of Anthem, Inc. (2001-2017); former Chairman of the Board (2011-2015) and director (2011-2016) of Unum Group.

Independent Chairman Years of Service: 4 Age: 75 Board Committees: • Compensation • Corporate Governance/Nominating (Chair)	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/Community Leader
D. JEFFREY TEMPLETON, Owner and President of The Mosher Company, Inc.

Mr. Templeton is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery. Mr. Templeton is a former director of Woronoco Bancorp, Inc.

Independent Years of Service: 13 Age: 77 Board Committees: • Compensation • Corporate Governance/Nominating	Qualifications, Skills and Experience:
	• Public Company Board • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Talent Management • Small Business Owner/Operator • Corporate Responsibility/Community Leader

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
2019 BOARD STRUCTURE
Nominee Name, Age & Primary Occupation	Director Since	Director Category	Audit	Comp	Corp Gov & Nom	Corp Responsibility & Culture	Risk & Capital	Compliance & Reg
David M. Brunelle, Age 48 Co-Founder and Managing Director of North Pointe Wealth Management	2017	I	C					*
Robert M. Curley, Age 71 Chairman of the New York Region of Berkshire Bank	2010	M					*	*
John B. Davies, Age 69 Agent Emeritus with Massachusetts Mutual Life Insurance	2005	I		C	*
J. Williar Dunlaevy, Age 72 Former Chairman and CEO of Legacy Bancorp, Inc.	2011	I	*			*	C
Cornelius D. Mahoney, Age 73 Former Chairman, President and CEO of Woronoco Bancorp, Inc.	2005	I		*				C
Richard M. Marotta, Age 60 President and CEO of Berkshire Hills Bancorp, Inc.	2018	M
Pamela A. Massad, Esq., Age 63 Of Counsel with Fletcher Tilton PC	2017	I				*	*	*
Laurie Norton Moffatt, Age 62 Director & CEO of the Norman Rockwell Museum	2013	I				C	*	*
Richard J. Murphy, Age 56 Chief Operating Officer and Executive Vice President of Tri-City ValleyCats	2014	I	*					*
William J. Ryan, Age 75 Chairman of the Board of Directors of Berkshire Hills Bancorp, Inc	2014	I/C		*	C
D. Jeffrey Templeton, Age 77 Owner and President of The Mosher Company, Inc	2005	I		*	*
M = Management Director         I = Independent Director         C = Chair

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees

Tenure
(Years of Service)
3
3
2
0
3
0-2 yrs
3-5 yrs
6-8 yrs
9-11 yrs
12+ yrs

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Corporate Governance
The Company is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Policy, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board.
Key Corporate Governance Documents

Please visit our investor relations website at ir.berkshirebank.com to view the following documents:
•
Corporate Governance Policy

•
Code of Business Conduct

•
Anonymous Reporting Line Policy

•
Board Committee Charters

•
Certificate of Incorporation

•
Company By-Laws

These documents are available free of charge on our website or by writing to Berkshire Hills Bancorp, c/o Wm. Gordon Prescott, Senior Executive Vice President, General Counsel and Corporate Secretary, 60 State Street, Boston, Massachusetts 02109.

The Board and management regularly review best practices in corporate governance and are committed to a program that serves the long-term interests of our shareholders. We believe good governance strengthens accountability and promotes responsible corporate citizenship. Our current best practices are highlighted below:
Independent Oversight	Shareholder Orientation	Good Governance
Majority independent directors (11 of 13)(1); average tenure of 6 years	Rigorous board and committee self-assessments conducted annually	Diverse board membership (skills, tenure, age); annual director education
Strong and engaged independent chairman of the board	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Implementation of a Corporate Responsibility & Culture Committee at both Board and employee level
Regular executive sessions of independent directors	Majority voting, with director resignation policy for uncontested elections	Risk oversight by full board and committees
Chair of Corporate Governance or Chairman can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors	Formal ethics code, reporting hotline and ethics training to all employees
(1)
Current directors Paul T. Bossidy and Patrick J. Sheehan have chosen not to stand for re-election to the Board at the Company’s 2019 Annual Meeting. Following their retirement from the Board, 9 out of 11 of the remaining members will be designated as independent directors.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Board of Directors
The primary functions of Berkshire’s Board of Directors are:
•
To oversee management performance on behalf of shareholders;

•
To ensure that the interests of the shareholders are being served;

•
To monitor adherence to Berkshire’s standards and policies;

•
To promote the exercise of responsible corporate citizenship; and

•
To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Berkshire’s state of incorporation.

Board Meetings
During 2018, the Board of Directors held thirteen (13) meetings. The average attendance at meetings of the Board and Board Committees during 2018 was 98%. During this period, each of the current directors attended at least 75% of the aggregate of the total number of board meetings and committee meetings held on which such directors served.
In addition, the Board of Directors encourages each director to attend annual meetings of shareholders. Seven out of thirteen directors serving at that time attended the 2018 annual meeting of shareholders.
Board Leadership Structure
The Board has reviewed the current Board leadership structure of the Company, which consists of a separate Independent Chairman of the Board and a Chief Executive Officer. The Independent Chairman performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the Board of Directors. The Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all other officers, employees and agents of the Company. The Board believes that separating these roles enhances the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.
Director Independence
The Company’s Board of Directors currently consists of 13 members, all of whom are independent under the listing requirements of The New York Stock Exchange (the “NYSE”), except for Messrs. Marotta and Curley, who are officers of the Company and the Bank. Additionally, all of the members of the Audit, Compensation and Corporate Governance/Nominating Committees are independent in accordance with the listing standards of the NYSE, and, in the case of members of the Audit and Compensation Committees, applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation (“FDIC”). In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Mahoney, Massad, Moffatt, Murphy, Sheehan and Templeton. Directors Paul T. Bossidy and Patrick J. Sheehan have elected to retire from the Boards of Directors of the Company and the Bank, effective as of the 2019 Annual Meeting.
Corporate Governance Policy
The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the selection of a Chairman of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer. A copy of the corporate governance policy is available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).
Commitment to Corporate Social Responsibility and Culture
In 2018, Berkshire launched a corporate diversity and inclusion initiative partnering with prominent experts to expand and deepen these initiatives, with the ultimate goal of creating a culture that embodies diversity, inclusion, mutual respect and belonging. In order to take a top-down approach to this cause the Board recently established a Corporate Responsibility and Culture Committee, led by Laurie Norton Moffatt, which will provide oversight into these initiatives. The Board and senior leadership believe that a workforce that brings together diverse perspectives, ideas and experiences based on competencies, not backgrounds, leads to stronger financial performance, improved reputation, increased market share, reduced risk and the ability to attract and retain the best talent.
Berkshire also reaffirmed its commitment to corporate social responsibility by appointing a Senior Vice President, Corporate Responsibility & Culture to integrate and expand the Bank’s corporate social responsibility efforts into all areas of the business. Berkshire’s inaugural “Corporate Social Responsibility Report” summarizes many of the ways Berkshire strives to be a good corporate citizen by conducting business in a socially responsible manner, being a caring neighbor and employer, and being as transparent as possible in its governance. It may be found on our investor relations website (ir.berkshirebank.com).
Director Continuing Education
The Board of Directors conducts annual director education sessions, which include presentations by industry experts based on input from directors regarding topics of interest. This year’s topics included an information security incident response overview presented by Berkshire Bank’s internal information security officer. Directors also receive an annual update on trending compliance and regulatory matters and new developments from the Bank’s outside compliance advisory firm. Our senior management meets with the Board at every regularly scheduled board meeting and annually to review the Company’s strategic plan.
Board and Committee Self Evaluation
The Corporate Governance/Nominating Committee oversees the annual self-evaluation of the performance of the Board of directors and its committees, the results of which are discussed with the full Board and each individual committee, as appropriate. The purpose of the evaluations is to improve the performance of the overall Board and each specific committee. The evaluations include a review of any areas in which Board or committee members believes the Board and the committees can make a better contribution to the governance and oversight of the Company. The Corporate Governance/Nominating Committee also utilizes the results of the Board and committee evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and appointment to each committee. The evaluation survey forms include opened-ended questions in which directors are invited to share their written comments on a confidential basis.
In concert with its other diversity and inclusion efforts cited above, the Board is committed to maintaining an appropriately sized membership comprised of diverse individuals from a wide range of backgrounds, experiences and perspectives. The Board is actively looking to build a strong pool of potential nominees with varied expertise and skill sets from which to draw to replace members who retire.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Committees of the Board of Directors
The Board has six standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance/Nominating Committee; the Corporate Responsibility and Culture Committee (established March 21, 2019); the Risk Management and Capital Committee; and the Compliance/Regulatory Committee. The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are independent in accordance with the listing requirements of the NYSE. Each committee operates under a written charter approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The current charters of all six committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).
2018 Committee Structure
Directors	Audit Committee	Compensation Committee	Corporate Governance/ Nominating Committee	Risk Management & Capital Committee	Compliance & Regulatory Committee
Paul T. Bossidy(1)	C		●
David M. Brunelle	●				●
Robert M. Curley				●	●
John B. Davies		C	●
J. Williar Dunlaevy	●			C
Cornelius D. Mahoney		●			●
Richard M. Marotta
Pamela A. Massad				●	●
Laurie Norton Moffatt				●	●
Richard J. Murphy	●				C
William J. Ryan		●	C
Patrick J. Sheehan(2)	●			●
D. Jeffrey Templeton		●	●
Number of Meetings in 2018	20	8	8	7	7
C
Denotes Committee Chairperson.

(1)
In anticipation of Mr. Bossidy’s retirement from the Board as of the date of the 2019 Annual Meeting, on March 21, 2019, the Company and Bank Boards appointed Mr. Brunelle as the Chairperson of the Audit Committee.

(2)
Mr. Sheehan has elected not to stand for re-election to the Board at the Company’s 2019 Annual Meeting.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Board Committees and Responsibilities
The primary functions of each of the board committees are described below.
BOARD COMMITTEES	ROLES AND RESPONSIBILITIES

AUDIT COMMITTEE
All Members Independent
Chair: Mr. Brunelle(1)
The Board of Directors has determined that Mr. Dunlaevy qualifies as an Audit Committee financial expert under the rules of the Securities and Exchange Commission.

•
Assists the Board of Directors in its oversight of the Company’s accounting and reporting practices

•
Reviews the quality and integrity of the Company’s financial reports

•
Ensures the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting

•
Oversees the Company’s internal audit function

•
Annually reviews and approves the internal and external audit plans

•
Engages with the Company’s independent registered public accounting firm (Crowe) and monitors its performance, reporting and independence

COMPENSATION COMMITTEE
All Members Independent
Chair: Mr. Davies
See the “Compensation Discussion and Analysis” section for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of named executive compensation.

•
Approves the compensation objectives for the Company and its subsidiaries and establishes the compensation for the Chief Executive Officer and other Named Executive Officers of the Company

•
Reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed

•
Reviews all compensation components for the Company’s Chief Executive Officer and other Named Executive Officers, including base salary, short-term incentive, long-term incentives/equity, benefits and other perquisites

•
Reviews competitive market factors and examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the named executive officer’s total compensation package

•
Administers CEO employment agreement, change in control agreements, and equity incentive plans

COMPLIANCE & REGULATORY COMMITTEE Majority of Members Independent Chair: Mr. Mahoney(2)
•
Oversees management’s implementation of compliance programs, policies and procedures designed to identify and respond to the various compliance and regulatory risks of the Company and its subsidiaries

•
Monitors the preparations for regulatory examinations of the Company and the Bank

•
Oversees the Company’s information security program and monitors associated risks

•
Monitors significant legal or regulatory compliance exposure and oversees responses to material reports or inquiries from government or regulatory agencies

•
Ensures that the Company, Berkshire Bank and their affiliates have in place sound compliance management systems (“CMS”) as required by all applicable regulators and the Consumer Financial Protection Bureau (“CFPB”)

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
CORPORATE GOVERNANCE/ NOMINATING COMMITTEE All Members Independent Chair: Mr. Ryan
•
Identifies qualified individuals to serve as Board members

•
Considers and recommends nominees for director to stand for election at the Company’s annual meeting of shareholders

•
Determines the composition of the Board of Directors and its committees

•
Annually reviews policy, procedures and criteria for identifying candidates for election or appointment to the Board of Directors

•
Monitors a process to assess Board effectiveness, including annual Board and committee self-evaluations

•
Develops and implements the Company’s corporate governance guidelines, including annual reviews of the Company’s Corporate Governance Policy and Code of Business Conduct

•
Regularly receives reports from executive officers heading the Company’s investor relations and compliance and regulatory programs and periodically receives reports from other committee chairpersons regarding the work being done by their committees

CORPORATE RESPONSIBILITY & CULTURE COMMITTEE Majority of Members Independent Chair: Ms. Moffatt
•
Oversee management’s implementation of Corporate Social Responsibility, Diversity & Inclusion, and Culture programs to foster belonging, enhance reputation, mitigate risk, promote competitive advantage, engage employees, and meet stakeholder expectations

•
Review, approve, and recommend programs and policies to the Board that are designed to identify, measure, monitor, control, and enhance Corporate Social Responsibility, Diversity & Inclusion, and Culture performance;

•
Monitor the performance of the Corporate Social Responsibility, Diversity & Inclusion, and Culture programs and policies by setting goals, examining social and culture risks, as well as reviewing opportunities and threats that could affect the Company

RISK MANAGEMENT & CAPITAL COMMITTEE Majority of Members Independent Chair: Mr. Dunlaevy
•
Oversees management’s program to limit or control the material business risk that confront the Company

•
Approves policies and procedures designed to lead to an understanding and to identify, control, monitor and measure the material business risk of the Company and its subsidiaries

•
Plans for future capital needs

•
Reviews material business risks including, but not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk, cyber-security risk and reputation risk

•
Monitors the Company’s enterprise governance, risk management and compliance (“EGRC”) program, including development and implementation of risk management processes in the area of vendor management, data loss prevention, business continuity, policy management and testing and assessment of operational controls

•
Ensures compliance with regulations pertaining to capital structure and levels

(1)
In anticipation of Paul T. Bossidy’s retirement from the Board as of the date of the 2019 Annual Meeting, on March 21, 2019, the Company and Bank Boards appointed Mr. Brunelle as the Chairperson of the Audit Committee.

(2)
On March 21, 2019, the Comany and Bank Boards appointed Mr. Mahoney as the Chairperson of the Compensation & Regulatory Committee.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Audit Committee
For information about the audit committee and Bershire’s audit committee financial expert, please see table above and pages 66 - 68 in this proxy statement.
Identification and Evaluation of Director Candidates
The Corporate Governance/Nominating Committee is responsible for identifying and recommending to the Board of Directors candidates for Board membership. For purposes of identifying nominees, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Company and its subsidiaries. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below under “Director Eligibility Requirements.” If an individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a background check and interview the candidate to further assess the qualities of the prospective nominee and the contributions they would make to the Board.
Criteria for Nomination to the Board of Directors
The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, including a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
If the candidate is deemed eligible and qualified for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:
•
financial, regulatory and business experience;

•
familiarity with and participation in the local communities;

•
integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•
dedication to the Company and its shareholders; and

•
independence.

The Committee will consider a candidate’s background, training, leadership ability and related skills across a broad spectrum of business, professional, entrepreneurial, educational and creative endeavors, as well as technical skills, experience and know-how in fields and professions outside the financial services industry (such as, by way of example, but without limitation, cyber-security, information technology and management, marketing, business and human capital development) that may assist the Company in strengthening, protecting or promoting its business. The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity is considered in terms of how a candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of the Board.
With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Director Eligibility Requirements:
•
No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has, within the previous ten years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.

•
No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or shareholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors.

•
No person may serve on the Board of Directors and at the same time be a director of more than two other public companies, or their subsidiaries.

•
No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R Section 303.81(b)), that includes a person who is ineligible for election to the Board of Directors.

•
The Board of Directors shall have the power to construe and apply the provisions of the Company’s bylaws and other governance documents, and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

Consideration of Recommendations by Shareholders. It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at 60 State Street, Boston, Massachusetts 02109:
1.
The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.
The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address of such shareholder as it appears on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit their name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.
A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year. The Company has not received any recommendations from shareholders for director candidates to be considered for election at the Company’s 2019 Annual Meeting of Shareholders.
Board Risk Oversight
The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:
Audit Committee	• Accounting and Financial Reporting • Compliance with Legal and Regulatory Requirements Related to Accounting and Financial Reporting
Compensation Committee	• Compensation Programs • Talent Acquisition, Retention and Development
Corporate Governance/Nominating Committee	• Governance Policies and Procedures • Board Organization and Membership • Committee Membership and Periodic Rotation of Chairpersons
Corporate Responsibility & Culture Committee	• Customer, Community and Employee Engagement • Reputational Risk and Business Development • Talent Acquisition, Retention and Development
Risk Management & Capital Committee	• Credit Risk • Interest Rate Risk • Liquidity and Capital Risk • Operational and Strategic Risk • Cyber-security
Regulatory & Compliance Committee	• Legal, Regulatory and Compliance Risk • Information Security
Code of Business Conduct and Anonymous Reporting Line Policy
The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct, sets forth the ethical rules and standards by which all employees, officers and directors of the Company and its subsidiaries must conduct themselves, and addresses, among other things, conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code of Business Conduct, which also strictly prohibits harassment of any kind in the workplace, is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, a zero tolerance culture and safe environment free from harassment of any kind, full and accurate disclosure and compliance with all applicable laws, rules and regulations.
Paired with the Code of Business Conduct, the Company has also adopted a related Anonymous Reporting Line (also known as the Whistleblower Reporting Line) Policy, under which the Audit Committee maintains and monitors an anonymous “whistleblower” reporting hotline service that all Berkshire personnel are encouraged to use for reporting actual or potential wrongdoing, apparent or suspected violations of the

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Code of Business Conduct, or other misconduct by any corporate actors. Both the Code of Business Conduct and the Anonymous Reporting Line Policy are reviewed and acknowledged annually by all of Berkshire’s directors, officers and employees, and both are written and implemented to ensure that no retaliation is permitted against any Company personnel who report an incident of harassment or any other misconduct in good faith. Copies of the Company’s Code of Business Conduct and Anonymous Reporting Line (Whistleblower Reporting Line) Policy are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).
Anti-Hedging and Pledging Restriction Policy
The Company discourages the practices of hedging and/or pledging of Company common stock by officers and directors, and has policies relating to such practices. Pursuant to the Company’s insider trading policy and stock ownership guidelines, officers and directors of the Company are prohibited from engaging in any hedging transactions (which include short sale transactions, purchases of Company common stock on margin, and buying or selling any puts, calls or other options that have the effect of reducing the economic exposure to the shares of common stock). In addition, officers and directors are discouraged from pledging company securities as collateral for margin purchases or a loan. However, exceptions to this pledging limitation may be granted, if good cause is shown.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Director Compensation
Director Compensation
The Company uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of the Company’s shareholders. The Compensation and Corporate Governance/Nominating Committees review director compensation and benefits annually and make recommendations to the Board. The following table provides the compensation received by individuals who served as directors (except for Messrs. Marotta and Daly, whose compensation is reported in the Summary Compensation Table) of the Company during the 2018 fiscal year. The stock award amounts in 2018 were unchanged from the prior year. Messrs. Marotta and Daly did not receive separate compensation for their service on the Board. Mr. Daly resigned as President, Chief Executive Officer and Director of the Company, effective November 26, 2018. Concurrently, Mr. Marotta was appointed as President, Chief Executive Officer and Director of the Company.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Paul T. Bossidy(3)	$66,000	$35,000	—	$1,789	$102,789
David M. Brunelle(4)	$56,000	$35,000	—	$129	$91,129
Robert M. Curley(5)	$56,000	$35,000	—	$186,046	$277,046
John B. Davies	$62,000	$35,000	—	$2,100	$99,100
J. Williar Dunlaevy(6)	$62,000	$35,000	—	$2,225	$99,225
Cornelius D. Mahoney	$56,000	$35,000	—	$2,100	$93,100
Pamela A. Massad(7)	$56,000	$35,000	—	$369	$91,369
Laurie Norton Moffatt	$56,000	$35,000	—	$2,100	$93,100
Richard J. Murphy	$62,000	$35,000	—	$2,100	$99,100
William J. Ryan	$112,000	$35,000	—	$2,100	$149,100
Patrick J. Sheehan(3)	$56,000	$35,000	—	$801	$91,801
D. Jeffrey Templeton	$56,000	$35,000	—	$2,100	$93,100
(1)
Represents the grant date fair value of the restricted stock awards which has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of the Company’s common stock on the applicable grant date. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018. Since January 30, 2004, no stock options have been granted to any directors. As of December 31, 2018, directors (except for Messrs. Marotta and Daly, whose compensation is reported in the Summary Compensation Table below) had the following number of unvested shares of restricted stock and stock options outstanding:

Name	Unvested Restricted Stock	Stock Options Outstanding
Paul T. Bossidy	2,007	—
David M. Brunelle	930	—
Robert M. Curley	2,007	—
John B. Davies	2,007	—
J. Williar Dunlaevy	2,007	—
Cornelius D. Mahoney	2,007	—
Pamela A. Massad	930	—
Laurie Norton Moffatt	2,007	—
Richard L. Murphy	2,007	—
William J. Ryan	2,007	—
Patrick J. Sheehan	2,007	—
D. Jeffrey Templeton	2,007	—
(2)
Reflects dividends paid when restricted stock becomes vested.

(3)
Messrs. Bossidy and Sheehan will retire from the Company and Bank Boards of Directors, effective as of the 2019 Annual Meeting.

(4)
Includes $129 in imputed income on split dollar insurance recognized by Mr. Brunelle.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 1: Election of Directors  • Director Compensation
(5)
The total amount included in “All Other Compensation” reflects Mr. Curley’s salary in the amount of  $180,513 as Chairman of the New York region of Berkshire Bank and club dues of  $3,433.

(6)
Includes $125 in imputed income on split dollar insurance recognized by Mr. Dunlaevy.

(7)
Includes $369 in imputed income on split dollar insurance recognized by Ms. Massad.

Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2019.
Annual Cash Retainer for Board Service	$40,000
Annual Cash Retainer for Chairman of the Board of Directors	$90,000
Annual Equity Retainer for Board Service	$45,000
Annual Cash Retainer for Audit Committee Chair	$10,000
Annual Cash Retainer for all other Committee Chairs	$6,000
Annual Cash Retainer for Attendance at all Committee Meetings	$8,000

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 2:
Advisory Vote on Executive Compensation
The Board of Directors recommends approval of its Named Executive Officer (“NEO”) compensation as set forth herein.
Background. In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the annual meeting to approve our executive compensation as described below in the Compensation Discussion and Analysis, compensation tables and narrative discussion of NEO compensation presented in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program.
The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of shareholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal.
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
Is the Shareholder Vote Binding on the Company? This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the shareholders when considering future executive compensation arrangements.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Compensation
Discussion and Analysis
In this section we explain our compensation philosophy, describe the material components of our executive compensation program, and review the 2018 compensation decisions for our Named Executive Officers (“NEOs”) listed below. Their compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. The following Compensation Discussion and Analysis (“CD&A”) focuses on the key factors we believe shareholders should focus on in their evaluation of our “Say-on-Pay” proposal.
Named Executive Officers(1)
Richard M. Marotta(2)	Chief Executive Officer
Sean A. Gray(2)	President and Chief Operating Officer
James M. Moses	Senior Executive Vice President and Chief Financial Officer
George F. Bacigalupo	Senior Executive Vice President, Commercial Banking
Linda A. Johnston(3)	Former Senior Executive Vice President, Chief Human Resources Officer
Michael P. Daly(3)	Former Chief Executive Officer
(1)
The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Marotta is President and Chief Executive Officer, Mr. Gray is Senior Executive Vice President, Mr. Moses is Senior Executive Vice President and Chief Financial Officer and Mr. Bacigalupo is Senior Executive Vice President.

(2)
Mr. Marotta was appointed to Chief Executive Officer of the Bank and Mr. Gray was appointed to President and Chief Operating Officer of the Bank effective November 26, 2018. Prior to these appointments Mr. Marotta served as President of the Bank and Mr. Gray served as Chief Operating Officer of the Bank.

(3)
Mr. Daly resigned from the Company and the Bank effective November 26, 2018. His principal position at Berkshire Hills Bancorp, Inc. had been Director, Chief Executive Officer and President. Ms. Johnston resigned from the Company and the Bank effective April 1, 2019. Her principal position at Berkshire Hills Bancorp, Inc. had been Senior Executive Officer.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Executive Summary
Performance Overview
It was a progressive year for Berkshire as we made further strides towards our strategic objectives and began laying the ground work for the year to come. Key highlights include:
• Improved profitability metrics
• Fully integrated Commerce Bank & Trust Company operations
• Expanded our Eastern Massachusetts teams and moved our corporate headquarters to Boston
• Announced an agreement to acquire SI Financial Group in Connecticut in December 2018
• Launched a diversity and inclusion initiative in tandem with reaffirming our commitment to corporate social responsibility
The Company achieved record revenue and earnings in 2018. It was also its first full year operating an institution with over $10 billion in assets and functioning under the expanded Dodd-Frank regulatory requirements at this size. Average assets increased by 48% and total revenues grew by 57% over the last two years.
Over the last four years we have grown our company through disciplined expansion from $6.5 billion to over $12 billion in total assets. In this time we have made key investments in people and infrastructure, including hiring seasoned lending teams across our market, expanding and upgrading our personnel and systems in compliance, risk and finance, and restructuring our executive team to include more diversity and better engagement and accountability. Through all of this we have continued to improve profitability, develop our revenue streams, and increased returns to our shareholders through four years of sequential dividend increases.
The Board utilizes non-GAAP financial measures as the focus of its assessment of management’s performance in achieving corporate objectives. These measures exclude items which are not viewed as related to ongoing performance, including merger related charges that the Company views as part of the economic investment in acquisitions. Three prominent measures are Core Earnings, Core EPS, and Core ROA. A reconciliation of non-GAAP charges is set forth in Appendix A. These Core measures are referred to as “Adjusted” in the accompanying Summary Annual Report and Annual Report on Form 10-K.
	2014	2015	2016	2017	2018
Total Assets	$6.5B	$7.8B	$9.2B	$11.6B	$12.2B
Core Earnings	$45MM	$60MM	$68MM	$91MM	$125MM
Core EPS	$1.80	$2.09	$2.20	$2.29	$2.71
Core ROA	0.73%	0.82%	0.86%	0.93%	1.07%
Dividend Paid	$0.72	$0.76	$0.80	$0.84	$0.88
Executive Compensation Key Principles
Our philosophy is to provide an executive compensation program that rewards long-term value for our shareholders and promotes sound risk management. The key principles that support our philosophy are:
✓
Attract and retain highly talented executives committed to our success

✓
Pay for performance

✓
Align executive interests with those of our shareholders

✓
Manage risk through oversight and compensation design features and practices

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Summary Description of 2018 Compensation Results
The information below summarizes the Compensation Committee’s (“the Committee”) 2018 compensation actions, which were consistent with our long-standing commitment to provide pay commensurate with performance, align executive goals with shareholder interests, and provide compensation that is aligned with competitive market practices. For more details on the program design and decisions made in 2018, please see pages 41-51 in this CD&A. For reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A.
Major Changes Made to Compensation Program

•
The Compensation Committee eliminated the strategic modifier in the Short-Term Incentive Plan of up to 15%, which had been used in recent years. The change was effective immediately for 2018 and beyond.

•
For 2019 and beyond, the Committee increased the performance shares in the Long-Term Incentive Plan to reflect 60% of the grant and reduced the time vesting portion to 40%.

•
In 2019, the Company made further changes to its incentive performance metrics to better align these measures with shareholder interests. Core earnings per share was substituted for core earnings in the Short-Term Incentive Program. Core earnings per share was removed from the performance shares metric in the Long-Term Incentive Program and in its place the Compensation Committee has substituted a Relative Change in Core Return on Tangible Common Equity.

CEO Compensation Summary

•
Compensation for former CEO Michael Daly decreased by 30% based on the terms of his Resignation and Separation Agreement. Direct compensation targeted for the current CEO, Richard Marotta, totals $1.985 million in 2019 based on his promotion in November 2018. This is a 4% reduction from the direct compensation targeted for Mr. Daly in 2018.

•
Mr. Marotta will be credited annually with $350,000 towards his Supplemental Employee Retirement Plan. Mr. Daly was credited with $1.4 million towards his Supplemental Employee Retirement Plan in 2017, the last year this plan was credited.

Other NEO Compensation Summary

•
Total compensation increased in 2018 by 6% for the four other NEOs, Messrs. Marotta, Gray, Moses and Bacigalupo, with year-over-year data (“continuing NEOs”). Ms. Johnston is not included in this group as she was not a Named Executive Officer in 2017.

•
Measured as a percent of revenue and net income, total compensation for the other NEOs decreased in 2018 by 5% in relation to revenue and by 45% in relation to net income

Summary of Compensation Components
Base Salary
• Most NEO salaries were increased 6-7% in line with our growth, after having been flat in the previous year.
Short-Term Incentive Program (STI)

•
Based on performance results, the incentive pool was funded at 124% of target in 2018, compared to 168% in 2017.

•
Total short-term incentive compensation to the four continuing NEOs increased 1% over the prior year.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Long-Term Equity Incentive Plan (LTI)

•
For the four continuing NEOs, LTI equity compensation increased by 10% compared to the prior year, reflecting the higher focus on long term equity compensation.

•
Payouts for the 2016-2018 performance grant vested at 90.7%, reflecting our Core EPS and Core ROE performance versus target over that time period

Other Compensation Matters

•
With the resignation of Mr. Daly, his Supplemental Employee Retirement Plan was ended, along with the potential tax gross-up clause per the 280G Tax Indemnification on Change-in-Control for Mr. Daly.

•
Ms. Johnston’s legacy Change-in-Control agreement included the tax-gross-up clause per the 280G Tax Indemnification, with the resignation of Ms. Johnston, effective April 1, 2019, this agreement was terminated.

•
Total payments upon change in control with a termination of employment decreased from $13 million (as shown in last year’s proxy for Mr. Daly) to $6 million (as shown in last year’s proxy for Mr. Marotta).

CEO and NEO Pay-For-Performance Alignment
Performance in 2018 represented the fourth consecutive year of increasing core EPS and increasing core ROA. Although a stock market decline in 2018 resulted in a negative total shareholder return for the year, the Company’s core return on equity increased by 10% over the last three years even as our growth strategy and strategic crossing of the $10 billion asset threshold have required near term resources and management focus on infrastructure. The Company has achieved its long run objective to grow and improve profitability, exceeding most Board performance goals while creating the third largest regional banking franchise headquartered in New England, and the largest regional banking company headquartered in Boston. CEO and NEO pay has increased based on growth and performance, while increasing at a lower rate than the overall performance metrics achieved in recent years.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis

Compensation Alignment with Incentivized Performance
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
200.00
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
Direct Compensation $ Value (2)
2014
2015
2016
2017
2018
Indexed Values (1)
CEO (bar)(3)
NEO (bar)(3)
Core EPS(4)
Core ROA(4)

(1)
Reflects the year-to-year performance indexed to a 2014 base year for performance metrics, at 100.

(2)
Direct compensation totals are composed of base salary, short term incentive (“STI”) and long term incentive (“LTI”). This measure excludes sign-on bonuses and special grants, which were supported by specific events.

(3)
For illustrative purposes, the CEO compensation bar for 2018 includes an annualized base salary of  $750,000, stock awards of $603,002 (which were granted to Mr. Daly in January 2018), and an assumed non-equity incentive of  $697,500 (taking into account a 75% STI target and payout at 124%, which is in line with the other NEOs’ payouts). The NEO compensation bar for 2018 includes actual compensation paid to Messrs. Marotta, Gray, Moses and Bacigalupo. Ms. Johnston is not included in the NEO bar in order to limit the compensation representation to four executive position as is reflected in prior years; NEO compensation is disclosed on page 56.

(4)
Core EPS and Core ROA are Non-GAAP financial measures used by the compensation committee to make compensation decisions, a reconciliation of Non-GAAP financial measures is available in Appendix A.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Compensation Program Elements and Pay Mix
Compensation Mix	BHLB Targets(1)

•
Target Total Direct Compensation is composed of base salary, target short-term cash incentive opportunity (“STI”) and target long-term equity incentive (“LTI”)

•
Target mix is 46% performance based for CEO and 38% performance-based for other NEOs

Market Target(2)
Long-Term/Equity Compensation	LTI Award

•
Awards consist of 50% performance shares and 50% time-based shares

•
Performance shares are earned at the end of a 3-year period based on Company performance

•
Time-based shares are earned proportionally over a 3-year period

Note: Beginning with the 2019 plan, LTI awards will consist of 60% performance shares and 40% time-based shares
Corporate Performance Measures	Performance Measures

•
Performance measures and targets are designed to motivate and reward executives for achieving improved earnings and profitability over the long term, driving total shareholder returns and managing risk

•
Goal setting is aligned with annual and multi-year financial targets set by the Committee

*
For reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A.

(1)
Targets were set in January 2018, when Mr. Daly was CEO and Ms. Johnston was not classified as a Named Executive Officer.

(2)
Market target averages provided by independent compensation consultant and determined by using pay practices at peers listed elsewhere in this proxy statement.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Highlights of our Compensation and Governance Programs
What We Do:

Pay for Performance: A significant portion of each NEO’s annual compensation target is variable and tied to company and individual performance results. The Company uses a mix of performance metrics and our short- and long-term plans provide a balanced timeframe for incentive opportunities.

Link Performance Measures with Strategic Objectives: Performance measures and individual goals for incentive compensation are linked to strategic, operating and financial goals designed to create long-term shareholder value.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote.

Shareholder Engagement: As part of the Company’s shareholder outreach program, members of the Compensation Committee and members of management welcome engagement with shareholders to better understand their perceptions and views on our executive compensation program.

Independent Compensation Consultant: The Compensation Committee engages its own independent compensation consultant to review the Company’s executive compensation program and practices.
Stock Ownership Guidelines: We have significant stock ownership guidelines requiring our executives and directors to hold substantial equity ownership, as shown on page 53.

Clawback Policy: The clawback policy allows the Board to recover incentive compensation paid to an executive if the financial results that the awards were based on are materially restated due to fraud, intentional misconduct or gross negligence.

Incentivize Sound Risk Management: Our compensation program includes features intended to discourage employees from taking unnecessary and excessive risks, including balanced performance metrics, emphasis on long-term shareholder value creation, and clawback provisions.

What We Don’t Do:

Gross-ups for Excise Taxes: We have not included change-in-control tax gross-ups clauses since 2008, nor do we have any intention to include this feature in future contracts. At this time, we have one legacy NEO agreement that is still in place with this feature; the potential impact of this contract is immaterial.

Hedging and Pledging: All of our employees and directors are prohibited from engaging in hedging, monetization, derivative or similar transactions with company securities. We also have a policy that discourages pledging of company securities, with very limited exceptions, as shown on page 25.

Contracts: Our executives, with the exception of the CEO, are all employed “at will” and the relationship may be terminated by the Company or the employee at any time without any severance payments.
Dividends: We do not pay dividends on any restricted stock awards until vested.
Compensation Philosophy and Objectives
The primary philosophy and objective of our compensation program is to align the interests of our executives with shareholders by rewarding performance against established corporate financial and strategic goals, solid executive leadership and strong individual executive performance. We strive to attract, motivate and retain a highly qualified and talented team of executives who will lead Berkshire to maximize long-term performance and earnings growth. The Compensation Committee regularly reviews executive compensation program elements to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry best practices and shareholder interests.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Key Principles That Support Our Philosophy
Attract and retain highly talented executives committed to our success
•
Provide competitive total compensation that enables us to attract and retain highly talented executives with experience and leadership abilities to grow and sustain our business

•
Target total compensation opportunities to reflect the median of market; defined as banks similar in size and business model to Berkshire

Pay for performance alignment
•
We measure our success through a balanced portfolio of performance metrics that rewards corporate and individual success

•
A significant portion of total compensation is “at risk” and based on short and long-term performance

•
Financial performance results fund our annual incentive plan and determine a portion of long-term equity vesting

•
Our long-term equity awards are granted based on a holistic assessment of Company and individual performance, then split 50%/50% with half of the grant tied to 3-year performance (EPS and relative TSR); and the other half vested over 3 years

•
Higher (i.e. above market) compensation results only if performance exceeds our goals; lower compensation (i.e. below market) will result if performance falls below expectations

Align executive interests with those of our shareholders
•
Our performance goals are directly aligned with our strategic and operating objectives which creates long-term shareholder value

•
We have rigorous stock ownership requirements to ensure our executives hold stock throughout their tenure as executives

•
A significant portion of executive compensation, consisting of our long-term incentive, is in the form of stock and performance shares

•
The Compensation Committee reviews our program and pay–for-performance relationships on a regular basis

Manage risk through oversight and compensation design features and practices
•
Our program incorporates a balanced approach that includes pay that is fixed and variable, short- and long-term, and in the form of both cash and equity

•
We use multiple goals in our incentive plans to reinforce strategic, operational, risk and shareholder considerations

•
The Committee discretion to negatively adjust awards in consideration of risk management objectives

•
We balance short-term and long-term incentives, with 3 year payouts on the long-term plan, which considers our absolute and relative performance

•
Our incentive plans cap maximum payments

•
We have a clawback policy that allows for recoupment of compensation for financial restatement or misconduct

Compensation Drivers
•
Incentive plans are designed to encourage achievement of our strategic business goals and reinforce our business values

•
Pay levels are fair, competitive and internally equitable

•
We pay for performance and the attainment of our vision, business strategy, operating imperatives and results

•
We recognize contributions of the individual

•
We are mindful of the market

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Decision-Making Process
Our Compensation Committee, which is composed solely of independent directors, is responsible for establishing, implementing and continually monitoring all elements of compensation for the Company’s CEO and NEOs.
Setting Performance Goals

•
Each year, the Compensation Committee reviews our compensation program to determine competitiveness and effectiveness, and evaluate whether any changes should be made for the next fiscal year. At the beginning of each fiscal year, the Compensation Committee determines the components of compensation for each NEO and sets the performance goals for each corporate performance measure.

•
Annually the Compensation Committee establishes CEO performance goals; the CEO sets individual performance goals for each of the other NEOs, subject to the review of the Compensation Committee. The individual goals are designed to drive our strategic corporate goals.

•
The Compensation Committee meets regularly throughout the year, both with management and in executive session to review Company performance against the performance goals.

Determining Compensation

•
At the end of each fiscal year, the Compensation Committee conducts a review of each NEO and the Company’s performance measured against established performance goals. As part of this review process, the CEO reviews with the Compensation Committee the performance of each NEO relative to the individual goals and presents his compensation recommendations based on his review. The Compensation Committee then independently reviews and, if desired, modifies any compensation recommendations prior to approving all compensation decisions for the NEOs.

•
The CEO’s performance is reviewed by the Compensation Committee in conjunction with a self-assessment and discussion with other independent directors. The CEO is not present when the Committee makes decisions on his compensation.

•
The Compensation Committee’s objective is to ensure that total compensation paid to the NEOs is fair, reasonable and performance based, while aligning with shareholder interests. In addition, the Compensation Committee annually conducts an executive compensation review with the compensation consultant to ensure market competitiveness.

Contribution from the Independent Compensation Consultant

•
During 2018, the committee’s independent consultant provided a number of consultations and presentations to the Compensation Committee. These included a presentation on executive compensation trends and external developments, an annual competitive evaluation of NEO compensation, draft review and comments on the CD&A, development of the peer group used for competitive analysis and attended committee meetings as requested by the Compensation Committee Chair.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Factors Considered in Compensation Decision Process
The Compensation Committee considers many factors when making pay decisions throughout the year. In addition to the market data provided by the independent consultant, the Compensation Committee also considers various analyses, information and input including, but not limited to:
›
Overall operational and financial performance
›
Stock price performance and total shareholder return on an absolute and relative basis
›
Executive’s individual performance results relative to their individual financial and strategic goals
›
Strategic plan progress and performance relative to annual budget
›
Tally sheets
›
Demonstration of behaviors that support our culture and brand
›
Executive stock ownership levels
›
Qualitative input from the Compensation Committee and other independent directors
›
External influences, economic conditions and industry factors
›
Risk assessment considerations
›
Internal equity
›
Compensation trends and best practices

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Benchmarking Analysis — Compensation Peer Group
The Compensation Committee considers the structure of compensation programs and pay levels at other publicly traded banks similar in size and business model to Berkshire when evaluating our compensation program. Annually, the Compensation Committee’s independent compensation consultant conducts a comprehensive competitive market analysis using the peer group and other industry survey data. The peer group is developed by the independent compensation consultant, approved by the Compensation Committee and used as part of the perspective consideration by the Compensation Committee to analyze and set annual salaries and incentive target opportunities. The Compensation Committee annually reviews and updates the peer group, as necessary upon recommendation of the Compensation Consultant.
Peer Group Criteria: The peer group developed in 2017 to apply to 2018 pay program targets included banks nationwide ranging from $8 to $20 billion in assets, with similar business models, revenues and regulatory hurdles to Berkshire. Due to the large number of banks and to refine to a reasonable number of institutions, the peer group excluded banks located on the West Coast and in Texas.
The following group shows the peer companies identified in 2017 and used for 2018 pay program considerations:
Peer	Ticker	State	Asset Size ($B)(1)	Market Cap ($B)(1)	Revenue ($MM)(1)
Chemical Financial Corp.	CHFC	MI	21.5	2.6	780
Fulton Financial Corp.	FULT	PA	20.7	2.6	826
MB Financial Inc.	MBFI	IL	20.2	3.3	980
Old National Bancorp	ONB	IN	19.7	2.7	733
United Bankshares Inc.	UBSI	WV	19.3	3.2	717
BancorpSouth Bank	BXS	MS	18	2.6	857
Simmons First National Corp.	SFNC	AR	16.5	2.2	696
First Midwest Bancorp Inc.	FMBI	IL	15.5	2.1	661
Home BancShares Inc.	HOMB	AR	15.3	2.8	661
South State Corporation	SSB	SC	14.7	2.1	659
First Financial Bancorp	FFBC	OH	14.0	2.3	553
Union Bankshares Corp.	UBSH	VA	13.8	1.9	531
Trustmark Corp.	TRMK	MS	13.3	1.9	604
Renasant Corporation	RNST	MS	12.9	1.8	540
United Community Banks Inc.	UCBI	GA	12.6	1.7	531
WesBanco Inc.	WSBC	WV	12.5	2.0	447
Great Western Bancorp	GWB	SD	12.1	2.5	481
Heartland Financial USA Inc.	HTLF	IA	11.4	1.5	523
TowneBank	TOWN	VA	11.2	1.7	533
Community Bank System Inc.	CBU	NY	10.6	3.0	569
Customers Bancorp Inc.	CUBI	PA	9.8	0.6	317
NBT Bancorp Inc.	NBTB	NY	9.6	1.5	430
Independent Bank Corp.	INDB	MA	8.9	2.0	387
Peer Group Median			13.8	2.1	569
Berkshire Hills Bancorp, Inc.	BHLB	MA	12.2	1.2	469
(1)
Asset size and market cap as of 12/31/18; revenue FY2018; source: S&P Market Intelligence.

The Compensation Consultant used the peer group and other published industry surveys to conduct the competitive review. They also used peer and their proprietary banking industry database to share general industry compensation trends.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
CEO Transition
On November 26, 2018, the Company and the Bank entered into a Resignation, Separation Agreement and Full and Final Release of Claims (the “Resignation and Separation Agreement”) with then CEO Michael Daly. Pursuant to this agreement, Mr. Daly resigned from his employment at Berkshire Hills Bancorp, Inc. and at Berkshire Bank and his employment contract was terminated. Mr. Daly had been serving as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Also pursuant to this agreement, Mr. Daly resigned from his positions as a Director of the Company and the Bank. The Resignation and Separation Agreement was unanimously approved by the Boards of the Company and the Bank, with Mr. Daly abstaining from the vote. The Resignation and Separation Agreement included a release of claims, and noncompetition and non-solicitation covenants. Pursuant to the agreement, the Bank agreed to pay Mr. Daly $7.5 million, payable over time, including a $1.0 million payment shortly after execution. The Bank also agreed to provide certain future benefits to Mr. Daly and his dependents, including medical care insurance and long term care insurance. The total value of these benefits was established at $202,000. This amount and the $7.5 million separation payment were recorded as compensation expenses in the fourth quarter of 2018, and they were classified by the Company as noncore expenses. These amounts were unrelated to Mr. Daly’s employment compensation. Mr. Daly received his normal compensation in 2018 until November 26, 2018, including salary and a stock award under the Long Term Incentive plan which was made in January 2018. These amounts are reported in the Summary Compensation Table. Because Mr. Daly was not employed at year-end, no Short-term Incentive Plan cash compensation was paid to him in 2018.
Under the terms of the Resignation and Separation Agreement, Mr. Daly forfeited all pre-existing amounts owed to him by the Company and the Bank under his employment agreement and other pre-existing compensation arrangement, including the accumulated pension benefit.
As a result of these forfeitures and the reversal of related accrued liabilities as of November 26, 2018, the Company recorded a credit to compensation expense in 2018 which totaled $6.2 million. This credit was also classified by the Company as non-core credit, and it partially offset the non-core charges related to the Resignation and Separation agreement. The net non-core expense to 2018 earnings for the charges and credits related to Mr. Daly’s resignation and termination totaled $1.5 million. The Company does not expect any future charges to income related to the Resignation and Separation Agreement.
As provided for in the Company’s succession planning, as of November 26, 2018, Mr. Marotta was promoted to President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, and was named a Director of the Company and the Bank. Mr. Marotta had been serving as President of the Bank and Senior Executive Vice President of the Company. Mr. Gray was promoted to President and Chief Operating Officer of the Bank from Chief Operating Officer of the Bank, and he continues to serve as a Senior Executive Vice President of the Company. These promotions were unanimously approved by the Board of Directors.
The Committee sets target direct compensation in January of each year. In light of the transition, Mr. Marotta’s compensation was adjusted in 2019 based on his promotion to CEO. For 2019, Mr. Marotta’s base salary was increased to $675,000. His short-term cash incentive was set at 75% of salary, or $506,000 (subject to performance). His long term equity incentive award was granted in shares valued at $804,000, or 119% of salary, based on the share price on the grant date. His total 2019 direct compensation was set at $1.985 million (subject to performance). Additionally, the Company entered into an employment contract with Mr. Marotta as a result of his promotion.
As part of the transition and Mr. Gray’s promotion to President and Chief Operating Officer of the Bank, his 2019 compensation was increased to direct compensation totaling $1.353 million (subject to performance), including salary of  $550,000, a short-term cash incentive of  $302,500 (or 55% of salary), and a long term grant of shares valued at $500,000 (or 91% of salary). The Company also approved a Supplemental Employee Retirement Agreement for Mr. Gray based on his promotion to President and Chief Operating Officer of the Bank.
The Committee additionally made the salary and short term incentive increases for Mr. Marotta and Mr. Gray effective retroactively to December 1, 2018. These one month increases are included with 2018 information reported in the Summary Compensation Tables.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
2018 Compensation Program & Decisions
The Company’s compensation program consists of four main components: Base Salary, Short-term incentive (cash), Long-Term Incentive (equity), and Benefits and Perquisites. The following sections summarize the role of each component, how decisions are made and the resulting 2018 decision process as it relates to the NEOs.
Four of the NEOs are continuing from the prior year and are referred to in this discussion as Continuing NEOs. Mr. Daly resigned from the Company on November 26, 2018. At that time, Mr. Marotta was promoted to CEO and Mr. Gray was promoted to President and Chief Operating Officer. Ms. Johnston is the former Senior Executive Vice President, Chief Human Resources Officer and appears as an NEO for the first time in this report. Ms. Johnston has elected to retire from the Company and the Bank, effective April 1, 2019. The Company entered into a Separation Agreement with Ms. Johnston which included certain negotiated payments, which was filed by Form 8-K with the SEC on March 15, 2019.
Base Salary

The Company’s base salary program is designed to provide competitive base pay reflective of an executive’s role, responsibilities, contributions, experience, leadership and performance. Salaries are generally targeted to be within the range of market median and are expected to provide sufficient base to discourage inappropriate risk taking by executives.

When setting NEO base salary, the Compensation Committee aims to provide competitive and fair base compensation that reflects roles and contributions. The Committee considers competitive data provided by their independent compensation consultant. Salary increases in 2018 were made effective in January of that year.
2018 Salary Summary. Messrs. Marotta, Gray, Moses and Daly received salary increases in the range of 6 – 7% each, following 2017 in which no salary adjustments were made for these individuals. These increases were primarily due to the growth of the Company in recent years, and remained targeted within the range of market median. In December, following their promotions to CEO and President respectively, Mr. Marotta and Mr. Gray received promotional salary increases. Mr. Bacigalupo received no salary adjustment in 2018 or 2017 due to changes in commercial banking leadership responsibilities.
	2018 Salary	2017 Salary	Salary adjustment in 2018
Marotta(1)	$530,000	$500,000	6%
Gray(1)	$453,000	$425,000	7%
Moses	$375,000	$350,000	7%
Bacigalupo	$350,000	$350,000	0%
Johnston	$300,000	N/A	N/A
Daly (annualized)	$750,000	$700,000	7%
(1)
2018 salary for Messrs. Marotta and Gray is reflective of January 2018 annualized

Short-Term Incentive Program and Awards (STI)

The Company’s short-term incentive compensation program is designed to align executives’ interests with the Company’s strategic plan and critical annual performance goals by providing meaningful “pay-at-risk” that is earned each year based on performance results. It also seeks to motivate and reward achievement of specific Company, business unit and individual performance goals with competitive compensation when performance goals are achieved; above or below median pay when performance results are above or below goals.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Each year in January, prior year performance is assessed and the NEOs are then considered for short-term incentive awards based on achievement of those Company and individual goals. The Compensation Committee annually defines the corporate STI goals which serve as the basis for the granting of annual cash awards and approves the individual goals which will be used to determine the payout.
•
Rewards under this plan represent compensation that must be re-earned each year based on Company and individual performance results.

•
The Compensation Committee approves the Chief Executive Officer’s individual goals based on the strategic plan/budget.

•
The CEO prepares goals for NEOs that support our strategic plan and budget and reflect each NEO’s role. The Compensation Committee can modify the goals at their discretion and approves the final goals.

•
NEO incentive award targets and pay-out ranges are reviewed and established annually by the Compensation Committee based on the Company’s overall performance and the independent compensation consultant’s benchmarking analysis.

•
Award targets are designed to be in-line with our goal to provide a meaningful, but risk balanced, portion of total compensation that is based on annual results.

•
Award targets are established as a percentage of base salary. Threshold and stretch adjustments are established in relationship to the target amount.

•
Maximum incentive pool funding is capped at 150% of target. The maximum award for any participant (based on individual performance) is capped at 200% of target. In 2018, the Committee eliminated the optional strategic modifier to modify the pool by up to an additional +/- 15%.

2018 STI Payments Summary. For 2018, the four Continuing NEOs received total STI payments which were 124% of target, based on our financial performance relative to Core Earnings, Expense Management, Asset Quality and Core Return on Assets. This was a decrease from 2017 payouts, including the impact of the Compensation Committee’s elimination of the Strategic Modifier as an element of the STI program, for 2018 and going forward.
2018 Target Opportunities. The Committee approved increases to the STI targets opportunities which were established to be competitive with peer practice and to align our target pay with market median as well as reflect our larger size. The target payout percentages were increased from 60% to 75% for Mr. Daly, 45% to 55% for Mr. Marotta, 40% to 50% for Mr. Gray, and 40% to 45% for Messrs. Moses and Bacigalupo. For Ms. Johnston, the target was 45% of salary.
Once the pool funding is known, individual performance is assessed to determine and allocate the actual awards from the amount that has been funded to the pool. The Compensation Committee retains the discretion to modify incentive payouts based on significant individual or Company performance shortfalls and/or regulatory and safety and soundness concerns and based on risk management considerations. The incentive plan traditionally incorporated a strategic modifier which provided the Committee the flexibility to adjust the award to reflect performance against the strategic plan. However, based on shareholder feedback, the Committee retroactively eliminated this component for 2018 and will formally eliminate it in 2019.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Company Measures and Funding of the Incentive Pool
The Compensation Committee has established four performance goals that determine the pool that will be available for incentive awards. The Committee also established a minimum trigger or gate level of performance, which is defined at 75% of the targeted core earnings, which must be achieved in order for the plan to fund any awards. Once the minimum is achieved, the incentive pool funding is determined based on Company performance relative to the four performance goals, evenly weighted. These performance measures were unchanged from 2017:
Performance Measure	Definition
Core Earnings*
Core Net Income (a non-GAAP measure that excludes on an after-tax basis certain amounts which the Company has identified as unrelated to its normal operations; described as “adjusted net income” in Form 10-K)

Expense Management	Efficiency Ratio (a non-GAAP measure calculated as non-interest expense as a percentage of revenue; adjusted for designated items, intangibles, and tax credit adjustments)
Asset Quality
Criticized Asset Ratio (calculated as criticized assets as a percentage of the sum of Bank Tier 1 capital and the loan loss allowance; criticized assets are those assets rated Special Mention or worse in Berkshire Bank’s risk rating system)

Core Return on Assets*	Core Return on Assets (a non-GAAP measure calculated as core net income as a percentage of total average assets)
*
For a summary of certain non-GAAP performance measures, please see Appendix A.

Each goal has a defined range of acceptable performance; threshold funds the pool at 50%; target performance funds the pool at 100% and stretch performance funds at 150%. Funding is interpolated proportionally based on actual performance within these ranges. These ranges are unchanged from the prior year and are viewed as within a normal range among Company peers. The Committee will consider and discuss overall risk and can also adjust the pool downward to reflect any risk, regulatory or shareholder issues. The objective is to ensure our incentive plan is funded appropriately based on profits and strategic results.
2018 Corporate Scorecard Metrics, Goals and Results
Each Corporate performance measure has defined goals for threshold, target and stretch performance. The goals for threshold and stretch represents +/- 5% for Core Earnings and +/- 15% for Asset Quality, consistent with the performance range spread used in 2017. The goals for Expense Management were increased from +/- 2% to +/- 3% and the performance range for Core Return on Assets were increased from +/- .04% to +/0.05%. These changes were intended to challenge management to more substantially exceed the target in order to achieve the full stretch payment, and the threshold was adjusted as a result of the increased stretch requirement. A summary of how targets were set is discussed below. The Committee considered the benefit to company earnings from federal income tax reform in setting performance goals for 2018.
The considerations in setting the 2018 corporate targets and evaluating performance are shown below.
•
The core earnings target was established with a target increase of 38% over the prior year, to provide incentive for management to achieve the earnings targets for the Commerce acquisition, and to seek other earnings growth from organic and/or acquisition activities. The increase included recognition of the lower federal income tax rate resulting from income tax reform, and was consistent with other goals for improving profitability. Actual Results: Core earnings was $125MM, which resulted in a 99% funding on this measure.

•
The expense management goal is efficiency ratio, and was targeted at 60%, which was unchanged from the prior year actual result. The achievement of this target includes a balancing of spending on current operations and on infrastructure development to support the Company’s growth. Actual Results: The

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
efficiency ratio achieved was 58.3%, which is favorable compared to target and resulted in a 128% funding on this measure. Management achieved its targets for achieving efficiencies from the Commerce acquisition and also closely managed expenses throughout the year.
•
The asset quality target measures the level of criticized assets in relation to capital. The target was set at 26%, compared to a 20% actual result in 2017. This target anticipated normalization of criticized assets from recent historically favorable levels. Nonperforming assets increased by 40% year-over-year due to one commercial relationship. The allowance for loan losses increased, including approximately a 10% impact from increased inherent credit risk. Due to strong credit management and asset recoveries, criticized asset levels were tightly controlled. Actual Results: The asset quality measure achieved in 2018 was 17% and resulted in a 150% funding on this measure.

•
The core return on assets is a critical profitability measure that the Company is striving to improve. The target was set at 1.05% in 2018, compared to an actual result of 0.93% in 2017. Profitability improved in 2018 due to the benefit of federal income tax reform. Profitability was further targeted to improve based on the accretive benefits of the Commerce acquisition and organic growth. Actual Results: Core ROA in 2018 was 1.07%, which resulted in 120% funding on this measure.

The table below summarizes the performance goals, results and incentive funding for 2018:
Performance Measure	Weighting	Threshold	Target	Stretch	Result	Funding
Core Earnings (MM)	25%	$119.2	$125.5	$131.8	$125.4	99%
Expense Management	25%	63.0%	60.0%	57.0%	58.3%	128%
Asset Quality	25%	30.0%	26.0%	22.0%	17.2%	150%
Core Return on Assets	25%	1.00%	1.05%	1.10%	1.07%	120%
Weighted Funding						124%
The above performance resulted in a total weighted funding of 124% of target in 2018 compared to 146% of target in 2017. Management essentially met the core earnings target and exceeded all of the other targets. The most critical accomplishment was the strong resolution of acquired impaired assets, which resulted in higher purchased loan accretion and contributed strongly to the achievement of all four measures. Results in 2018 also benefited from strong expense discipline which contributed to most of the measures as a result of successfully integrating Commerce and managing core expenses closely in light of mortgage banking revenue headwinds and ongoing pressure from higher borrowings costs in funding organic growth in the environment of rising interest rates and a flattening yield curve. The targets assumed a flat interest rate environment which would have been more favorable based on the Company’s growth targets in 2018, and compared to the flattening yield curve that was experienced during the year. The Committee considered any risk, regulatory or shareholder issues and there was no basis for adjusting the pool funding downward. Enterprise risk and regulatory measures remained favorable. Relative TSR was favorable for much of the year, although it became unfavorable in the fourth quarter due to lower earnings guidance and other corporate developments.
Following shareholder engagement during the year, the Committee decided to eliminate the strategic modifier that provided for +/- 15% of the calculated weighted payment for 2018 and beyond. This modifier has been awarded in recent years due to the many strategic achievements in building the Company to its current market position. In consideration of the Company’s current size and position and peer practices, and in recognition of shareholder feedback, the Committee determined that this modifier was not necessary for future incentive management. As a result, the Committee eliminated the multiplier for 2018 and retained the total funding of the STI pool at 124% of target in 2018, compared to 168% in the prior year, which included the full 15% modifier. This represented a 26% reduction in the pool funding ratio. Because of the resignation of the prior CEO, the total amount paid into the pool for the STI Plan was reduced by 30% in 2018 compared to 2017.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Individual Performance
The Compensation Committee believes that our NEOs’ performance goals should support and help achieve the Company’s strategic objectives, support the Company’s culture and be tied to their areas of responsibility. Individual goals for the prior CEO were established by the Compensation Committee. Individual goals for the other executives were proposed by the prior CEO and reviewed and approved by the Compensation Committee.
Once the funding of the incentive pool is approved by the Compensation Committee, awards are then allocated based on each participant’s individual performance and contributions toward the Company’s strategic goals. This design is intended to provide a balance of  “team” through the overall plan funding, but allow actual allocation of the awards to reflect individual contributions toward the Company’s success.
At the end of the fiscal year, the Compensation Committee reviewed each NEO’s progress against his or her individual performance goals and contributions to overall company performance and strategic accomplishments. Based on this assessment, an NEO could receive an award from 0% to 200% of the targeted annual incentive, provided awards are within the funding cap. When making the award determinations, the Compensation Committee does not assign a specific weight to any individual goals, but instead reviews each NEO’s progress in aggregate. Due to the resignation of the prior CEO, most of the STI pool allocation related to that individual was removed from the total pool and the allocation related to Ms. Johnston was added. Since the CEO transition occurred late in the year, there were no adjustments to individual goals for the remaining NEOs for the year.
The 124% funding results could be adjusted up or down based on individual contribution, provided total awards do not exceed the incentive pool funding. Below is a summary of each NEO’s individual awards and the individual performance contributions considered by the Committee in determining the awards.
	2018 Salary	Target Percent	Target	Funding at 124%	2018 Incentive	2017 Incentive	% Change
Marotta(1)	$530,000	55%	$291,000	$361,000	$381,000	$400,000	(5)%
Gray(1)	$453,000	50%	$226,000	$281,000	$287,000	$300,000	(4)%
Moses	$375,000	45%	$169,000	$210,000	$210,000	$242,000	(15)%
Bacigalupo	$350,000	45%	$156,000	$193,000	$196,000	$120,000	63%
Johnston	$300,000	45%	$135,000	$167,000	$168,000	N/A	N/A
(1)
2018 salary for Messrs. Marotta and Gray is reflective of January 2018 annualized

The payments to Mr. Marotta and Mr. Gray were adjusted to reflect the one month salary adjustment previously described for the month of December. Most of the NEOs received a lower payout in 2018 compared to the prior year. Mr. Bacigalupo’s payout was affected by organizational changes in both years, with the 2017 incentive reduced due to a reassignment of some responsibilities and the 2018 incentive included the recognition of new responsibility following the Commerce acquisition. The Compensation Committee has generally noted strong contributions from all executives and allocated pool funding primarily according to the Company/team results.
Performance contributions in 2018 from the NEOs who received STI payouts included the following:
Mr. Marotta, CEO

•
Led the leadership transition with Commerce Bancorp and completed the negotiations of a merger agreement with SI Financial

•
Oversaw asset quality exceeding the stretch metric and contributing significantly to all financial metrics with impaired loan recoveries exceeding plan

•
Strengthened workplace management including $15 minimum wage, equal pay processes, and diversity initiatives

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis

•
Managed regulator relationships and deepened risk management in support of strategic growth

•
Oversaw diligence and negotiation of new core systems contract providing significant future benefits

•
Assumed CEO role following the resignation of Mr. Daly

Mr. Gray, President and COO

•
Completed the Commerce integration on schedule and on target

•
Led integration planning for SI Financial that was integral to successfully negotiating merger agreement

•
Managed expenses with the result of exceeding targets for efficiency and core return on assets; expanded MyTeller™ which increased service and reduced costs

•
Managed Eastern Massachusetts and Mid Atlantic team recruitment to support revenue and market share strategic goals

•
Oversaw expansion of commercial specialty lending and expanded MyBankerSM program.

•
Assumed role of President following the resignation of Mr. Daly and promotion of Mr. Marotta

Mr. Moses, CFO

•
Oversaw ALCO and pricing processes to adjust to interest rate and competitive market changes to protect margin

•
Managed M&A analytics to oversee acquisition opportunities and pricing and structure of SI Financial agreement

•
Deepened financial planning and capital utilization analytics; led strategic planning process

•
Took on oversight of Investor Relations and Facilities Management

•
Led process for obtaining debt ratings and supporting deposit development initiatives

Mr. Bacigalupo, SEVP — Commercial

•
Delivered Eastern Massachusetts commercial banking recruitment and growth

•
Delivered Commerce integration in Commercial

•
Oversaw Asset Based Lending growth above plan

•
Pursued international banking and other niche strategies

Ms. Johnston, Former SEVP — HR

•
Delivered Commerce human resource integration

•
Directed SI Financial human resources diligence including benefit plan assessment and post-merger staffing plans

•
Closely monitored staffing to adjust to revenue shifts

Long-term Incentive Plan (LTI)

The Company’s long-term incentive/equity compensation program is designed to align senior executives with long-term interests of the Company and shareholders through stock-based compensation. The program also seeks to provide reward for superior multi-year performance, encourage stock ownership, and enhance our ability to retain our top performers.

2018 LTI Awards Summary. Grants were made in January and awarded as 50% performance shares and 50% time based restricted stock. Target award opportunities were determined in January based on market data and were increased in light of the Company’s growth and peer practices. Awards were granted slightly below target. Additionally, following shareholder engagement, the Committee decided to change the mix of the LTI award beginning in 2019 to 60% performance based and 40% time based, compared to the 50%/50% mix that has been in place for many years.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
LTI Program Overview. Each year in January, the NEOs are considered for long-term incentive awards under the Company’s Equity Incentive Plans. The Compensation Committee determines, at its discretion, the terms of the equity incentive plan, the timing of the awards, the recipients who may be granted awards, and the form and amount of awards.
Long-term incentive awards are intended to:
•
Provide a meaningful portion of total compensation in stock-based awards

•
Align executives with our shareholders

•
Reward long-term performance and avoid excessive risk taking

•
Encourage retention of our key senior executives

•
Balance compensation rewards with risk through long-term vesting tied to performance

In determining the form and amount of equity awards to be granted to our NEOs in 2018, the Compensation Committee considered competitive market practices, including the market range for each position, Company performance and individual performance, expected future contributions by each individual, recommendations from the CEO (for NEOs other than himself) and each NEO’s total compensation, as well as the financial and economic environment and total stock returns. The Compensation Committee also considered incentives provided by different award types, shareholder returns, avoiding excessive risk taking and encouraging employee retention. As in recent years, the Compensation Committee decided that performance shares and time-based restricted stock grants with three year vesting schedules were the most appropriate form of equity compensation for the long-term incentive grant.
For 2018, target payout percentages (as a percent of salary) were increased for Mr. Marotta from 50% to 75%, for Mr. Gray from 50% to 70%, for Mr. Daly from 75% to 100%, and for all other NEOs from 50% to 60% to reflect market practice for our larger size. The Compensation Committee has also set a range for individual grants which can vary from 0% to 150% of target. The total award granted is split into two components: 50% performance shares and 50% time-based shares. Following shareholder engagement in 2018, the Committee decided to adjust the component mix beginning in the 2019 plan year to 60% performance based and 40% time based. This reflects investor preference for increasing the performance based emphasis in the compensation program.
The performance shares are tied to performance goals for the three-year performance period. The Compensation Committee confirms or selects the LTI performance measures to ensure alignment with strategic priorities and continued shareholder alignment. In 2018, the Committee decided to maintain Core EPS and Relative TSR as the two measures used for the performance component of the award.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
The actual shares earned at the end of the three-year period will range from 0% to 150% of the target depending on corporate performance, as measured by:
Performance Measure	Definition(1)	Weight
Core EPS(1)	Cumulative core earnings per share over the planning period aligned with internal budget goals. (Core EPS is a non-GAAP measure that excludes on an after-tax basis certain amounts from net income which the Company has identified as unrelated to its normal operations; described as “adjusted net income” in the Annual Report on Form 10-K)	50%
Relative TSR	Total shareholder return over the three year period as compared to a predefined industry index(2)	50%
(1)
For a summary of certain non-GAAP performance measures, please see Appendix A.

(2)
The predefined industry index is composed of US banks between $5.5B and $25B as described below.

Specific targets set for the 2018 – 2020 three-year plan were based on the Company’s condition and strategic plans, including an assessment of economic and competitive conditions. In setting the cumulative EPS goal, the Compensation Committee anticipates steadily increasing core EPS over the three year period. The Committee considered the impact of federal income tax reform in setting the three year goal. The increments for threshold and stretch are shown below and remain unchanged from 2017.
Long Term Incentive Plan 2018 — 2020 Performance Goals
	Threshold	Target	Stretch
Core EPS 50%	95% of EPS target	100% of EPS target	105% of EPS target
Relative TSR 50%	30th percentile	50th percentile	75th percentile
Payout	50%	100%	150%
The Industry Index for the Relative TSR component consists of predefined banks selected using the following criteria: all exchange traded banks between $5.5B and $25B located in the US. In order to be counted in the final calculations, a peer company must remain an exchange traded bank at the end of the performance period (i.e. some banks may be acquired and will not be included in the final calculation). The index for the 2018 – 2020 performance cycle has been provided in Appendix B.
The grants awarded in January 2018 are summarized below and reported in our “Grants of Plan-Based Awards” table herein. The number of shares granted was determined by taking the total value and dividing by the January 31, 2018 closing stock price of  $37.95. The actual number of performance shares that vest will be determined at the end of the three-year period depending upon Company performance against the three-year goals.
2018 Long-Term Awards Granted
	Target % of Salary	Target Value	2018 Grant	2017 Grant	% Increase
Marotta(1)	75%	$393,750	$375,000	$325,000	15%
Gray(1)	70%	$315,000	$300,000	$250,000	20%
Moses	60%	$225,000	$200,000	$175,000	14%
Bacigalupo	60%	$210,000	$80,000	$120,000	(33)%
Johnston	60%	$180,000	$200,000	N/A	N/A
Daly	100%	$750,000	$603,000	$588,000	3%
(1)
2018 target value for Messrs. Marotta and Gray is reflective of salary as of January 2018 annualized

For Messrs. Marotta, Gray, and Moses, the grants were in the range of 6 - 11% below target. Mr. Bacigalupo’s 2018 LTI award was at 38% of target, related to organizational changes in commercial banking and in consideration of previous awards granted. Ms. Johnston’s 2018 award was 11% above target. Mr. Daly’s

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
2018 award was at 80% of target and forfeited in conjunction with his termination. The granting of LTI awards below target in 2018 did not reflect performance based considerations and was considered holistically in the overall context of the compensation programs.
The shares awarded in January 2018 are reported in our “Grants of Plan-Based Awards” table herein. The actual number of performance shares that vest will be determined at the end of the three-year period depending upon Company performance against the three-year goals.
2016 to 2018 Long-Term Incentive Plan Award Payout
The 2018 year concludes the performance grant made under the 2016 Long Term Incentive Plan which was established in January 2016 and rewards performance results over the three year period, 2016 to 2018. The final number of shares earned pursuant to those awards is based on the Company’s actual results for the three-year period. As shown below, based on the average core return on equity and cumulative core earnings per share results for the three-year period, the performance shares earned equated to 90.86% of the target award established in January 2016.
	Long Term Incentive Plan 2016 — 2018 Performance and Payout
	Threshold	Target	Stretch	2016 — 2018 Result
Core EPS 50%(1)	$5.65	$7.06	$8.47	$7.20
Average Core ROE(1) 50%	6.50%	8.12%	9.74%	7.64%
Payout	50%	100%	150%	90.86%
Source: S&P Global Market Intelligence and company data.
(1)
For a summary of certain non-GAAP performance measures, please see Appendix A.

The framework for establishing specific goals for the 2016 long-term incentive grant was similar to previous years. The goals for the long-term incentive granted in January 2016 were based on the Company’s business situation and plan at the end of 2015. The goals motivated improved performance based on absolute and relative considerations.
•
The core EPS target anticipated core EPS growth averaging approximately 6% per year from the 2015 base period, when actual core EPS was $2.09.

•
The core ROE target anticipated that the annual core ROE would increase at a 5% annual rate to end the period approximately 15% higher than the 7.40% core ROE in the 2015 base period. Additionally there was a relative component that reduced the payout amount by 10% if the Company’s actual core ROE was below the 35th percentile relative to a comparator group of banks.

•
During each of the three years during this period, management met or exceeded the aggregate annual performance targets, which contributed to overall three-year performance

Actual performance modestly exceeded targeted performance on the Core EPS measure and was modestly below target on the Core ROE measure and below the 35th percentile relative test. The actual payout was 90.86% of the original share award amount and each of the three NEOs was paid out at this percentage. Awards made to the previous CEO and CFO were forfeited due to their resignations.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
The actual shares which were vested under the 2016 three-year performance incentive were as follows:
2016 Performance Shares Vesting
Participants	Grant Date	Share Grant(1)	Cliff Vesting — 3-year results
Marotta	1/30/2016	5,850	5,315
Gray	1/30/2016	4,500	4,089
Bacigalupo	1/30/2016	3,150	2,862
Johnston	1/30/2016	3,240	2,944
(1)
Fractional shares are rounded to next whole share.

Benefits and Perquisites
Our benefits program is designed to be competitive and cost-effective. All employees are provided core benefits including medical, retirement, life insurance, paid time off and leaves of absence. The Company provides select senior executives with perquisites and other benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation philosophy. The Compensation Committee reviews the NEOs total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.
The Company maintains an amended and restated supplemental executive retirement agreement with Mr. Marotta. In 2019, the Company entered into a supplemental executive retirement agreement with Mr. Gray. We do not currently offer our other NEOs or any other executive a supplemental retirement arrangement or other non-qualified deferred compensation program. The Company had maintained a supplemental executive retirement plan with Mr. Daly, which was the largest and fastest growing element of its compensation program. The accrued liability to Mr. Daly under this program was forfeited as part of his Resignation and Separation agreement. For additional information regarding the supplemental retirement arrangements, please see the section headed “Executive Compensation – Non-qualified Deferred Compensation.”
Named Executive Officers are also eligible for modest perquisites such as automobile allowance, financial planning and membership fees. The Company also maintains a long term care insurance plan to supplement the Company’s disability and life insurance plans for Mr. Marotta, Mr. Gray, and Ms. Johnston and their spouses.
Potential Post Termination or Change in Control Benefits
An important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our NEOs with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. The Company maintains an employment agreement with its Chief Executive Officer and change in control agreements with the other NEOs and certain employees. In 2019, the Company entered into an employment agreement with Mr. Marotta which replaces his prior three-year executive change in control agreement. This agreement is intended to ensure that the CEO devotes his energy and attention to the best long term interest of the shareholders. The Company does not have any employment agreements with any other NEO or employee. There were no other major changes in post termination or change in control benefits with the NEOs during 2018.
Beginning in 2009, the Company determined that it would no longer enter into an employment or change in control agreement that provides for a tax indemnification payment in the event that the payment under the agreement results in additional tax liability under Section 280G of the Internal Revenue Code (a “Tax Indemnification Payment”). The Company maintains an existing agreement, with Mr. Gray, which existed

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
prior to 2009 as part of his change-in-control agreements and which provides for a potential Tax Indemnification Payment. The Company had also maintained such existing agreements with Mr. Daly and Ms. Johnston, which were terminated as part of their Resignation and Separation agreement. For additional details, please see section titled “Potential Payments Upon Termination of Employment or a Change-In-Control” of this proxy statement.
Additional Compensation Information
Risk Assessment and Related Considerations
As in prior years, for 2018, the Chief Risk Officer, conducted an annual risk assessment of the Company’s incentive compensation plans (the short-term and long-term incentive plans) for all employee levels within the Company. The objective of the review was to determine if the incentive compensation plans encouraged behaviors that exposed the Company to unacceptable levels of risk in relation to its business model and strategic plan. The review evaluated the balance of compensation elements between cash, performance shares, restricted stock grants, fixed versus variable compensation, and long-term versus short-term compensation. The review considered the level of potential cash incentive compensation as compared to base salary, the focus of individual and corporate goals, as well as the weighting and balance of goals, and internal controls in place to mitigate possible excessive risk taking. Additionally, the plans include mechanisms for “deferral of payment” and/or “forfeiture of payment” relating to ethical business standards and clawback policies, as approved by the Compensation Committee, under which the Company may recover and/or revoke payments of incentive compensation attributable to certain trigger events, including employee misconduct and/or financial restatement.
To support sound risk management practices, a review of all incentive compensation plans at all employee levels is conducted annually by the Chief Risk Officer and reported to the Committee. Based upon the risk assessment review, the Compensation Committee concluded that the incentive compensation plans do not motivate excessive risk taking, and are not reasonably likely to have a material adverse effect on the Company.
During 2018 the Compensation Committee continued to reinforce our risk-based approach to total compensation in various ways, such as incenting on core profitability and shareholder return, retaining the risk-based performance measure for Asset Quality in the executive incentive plan and providing a risk adjustment features that allows the Compensation Committee to reduce incentive awards in light of risk or regulatory concerns. The Compensation Committee remains committed to continuing to review and evolve compensation plans and ensure they represent sound and balanced risk management practices. The proper application of risk and governance, within the context of established strategic objectives, remain the driving factors in establishing the incentive compensation plans.
Role of the Compensation Committee, Management and Compensation Consultant
Role of the Compensation Committee. During 2018, the Compensation Committee consisted of four members of the Board, all of whom are independent. The Chairperson of the Compensation Committee regularly reports on material committee actions at Board meetings.
The Compensation Committee ensures that the total compensation paid to the senior executives is fair, reasonable and performance-based while aligning with shareholder interests. The Compensation Committee is responsible for establishing, implementing and continually monitoring all elements of compensation for the Company’s CEO and NEOs. Elements of compensation are reviewed individually and in the aggregate, including base salary, annual cash incentives, long-term incentives/equity awards, total direct compensation, and benefits and perquisites. Additionally, the Compensation Committee annually reviews its charter, philosophy and executive compensation practices, as well as industry compensation trends and best practices.
The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting, compensation or other advisors or consultants as it deems desirable or appropriate. The Compensation Committee has direct access to and meets periodically with the compensation consultant independently of management.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
The Compensation Committee’s major duties and responsibilities are as follows:
•
Review and benchmarking of overall compensation, benefit and perquisites

•
Review all compensation components for CEO and each NEO

•
Evaluate CEO and other NEOs’ individual performance

•
Ensure executive overall pay is aligned with corporate performance results

•
Review, evaluate and modify as needed, executive compensation plans

•
Ensure executives are not encouraged or rewarded for taking excessive risk

•
Approve annual cash incentive payments, annual equity grants, and vesting of performance shares for the CEO and other NEOs in accordance with the terms of the Executive Short-Term and Executive Long-Term Incentive Plans

•
Provide oversight to ensure compliance with all regulations related to executive compensation

•
Approve the annual Compensation Discussion and Analysis

Role of Management. Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management may be requested to attend or provide input to the Compensation Committee. Input may be sought from the CEO, President, Senior Executive Vice President of Human Resources, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.
In particular, the Compensation Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and annual business plan. In addition, the CEO provides the Compensation Committee summaries of senior executive officer performance and recommendations relating to their compensation. The CEO is not present when the Compensation Committee discusses his performance and compensation.
The Senior Executive Vice President of Human Resources assists the Compensation Committee on matters of design, administration and operation of the Company’s compensation programs. The Senior Executive Vice President of Human Resources may be requested, on the Compensation Committee’s behalf, to provide proposals or work with their independent compensation consultant to develop proposals for the Committee’s consideration. The Senior Executive Vice President of Human Resources reports to the Compensation Committee directly on such matters. The Compensation Committee also receives updates from the Company’s Chief Risk Officer, Chief Financial Officer and Investor Relations Officer throughout the year as appropriate.
Although the senior executives may provide insight, suggestions or recommendations regarding senior executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding NEO compensation. The Compensation Committee regularly meets in executive session without management present.
Role of the Compensation Consultant. The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters, as well as access to outside legal counsel and other experts as needed. For 2018, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian” or “the Consultant”) to serve as independent advisor to the Compensation Committee. During 2018, Meridian presented an annual education session to the Compensation Committee, conducted executive and board compensation benchmarking analyses, assisted with the development of the peer group, and responded to other ad hoc requests of the Compensation Committee.
The Consultant reported directly to the Compensation Committee and carried out its responsibilities to the Compensation Committee in coordination with the Company’s Human Resources Department, as requested by the Compensation Committee. The Committee Chair has regular contact with the Consultant outside of meetings as appropriate. The Compensation Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to SEC standards, as well as Company policy, and provides no other services to the company other than compensation consulting.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Other Compensation and Governance Policies and Practices
Stock Ownership and Holding Guidelines. The Company maintains Stock Ownership Guidelines for its SEC-reporting senior executives and directors and all other executives, which requires the following minimum investment in Company common stock:
Directors	Four times (4.0x) the annual cash retainer
Chief Executive Officer	Four and a half times (4.5x) the annual base salary
President	Three and a half times (3.5x) the annual base salary
Senior Executives	Two and a half times (2.5x) the annual base salary
Executives	One and a half times (1.5x) the annual base salary
Shares that satisfy the stock ownership guidelines include Company stock owned outright and restricted stock whether or not vested. Stock options are not included in calculating ownership until they are converted into actual shares owned.
Newly hired senior executives, executives, directors and current employees of the Company that first become a senior executive, executive, or director are expected to satisfy the stock ownership guidelines within five years, or such other term approved by the Committee, of the date such individual first becomes a senior executive, executive or director. In order to expedite this, a minimum of 50% of shares (net of taxes) will be required to be held upon each vesting until ownership guidelines are met.
Senior executives, executives and directors that maintain sufficient stock holdings, but due to an increase in base salary, annual cash retainer, selling Company stock to cover tax withholding or for a reason approved by the Compensation Committee, no longer meet the stock ownership guidelines, shall have 18 months to acquire additional Company stock and during this term such individuals will be deemed to satisfy the ownership guidelines.
Stock ownership for senior executives, executives and directors is reviewed annually as part of the annual senior executive performance evaluation process and as part of the Board review. Share holdings are evaluated based on the average stock price for the three-year period prior to the Board’s review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process and the Compensation Committee reserves the right to make exceptions as appropriate. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors.
The Compensation Committee monitors ownership annually. Our Chief Executive Officer, other NEOs and directors comply with the Company’s stock ownership policy within the approved grace period to satisfy the stock ownership and holding guidelines.
Clawback Policy. As a condition to receiving incentive compensation from the Company and Berkshire Bank, each executive officer has signed an agreement whereby the executive officer agrees to reimburse the Company or Berkshire Bank an amount up to the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods if    (1) the Company or Berkshire Bank is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as a result of Financial Misconduct (as determined by the members of the Board of Directors who are considered “independent” for purposes of the listing standards of the NYSE), or as may be required by applicable laws, regulations, NYSE listing standards or as further required under the Company’s policies, as adopted from time to time, or (2) the Company’s Board of Directors determines that the executive officer committed Personal Misconduct (as defined below). For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s long term and short term incentive compensation plans, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; (ii) the term executive officer means the CEO and executives who are eligible to receive incentive awards; and (iii) the term Personal Misconduct means fraud, commission of a felony, material violation of any written agreement with or policies of the Company or Berkshire Bank, or any other material breach of fiduciary duty injurious to the Company or Berkshire Bank.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1.0 million per year for each executive officer listed in the summary compensation table.
The Tax Cuts and Jobs Act (the “Act”), enacted on December 22, 2017, significantly modified Section 162(m) of the Internal Revenue Code. The Act eliminated the “qualified performance-based compensation” exception to the deductibility limitation under Section 162(m) for tax years commencing after December 31, 2017. The Act provides “grandfathered” treatment for qualified performance-based compensation in excess of  $1.0 million that meets the requirements of Section 162(m), is payable pursuant a written binding contract in effect as of November 2, 2017, and is not modified in any material respect. A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances.
The Compensation Committee considered the impact of federal income tax reform on the design of the Company’s executive compensation programs going forward. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the objectives of the executive compensation programs and our compensation philosophy. There were no specific changes made to adjust the compensation programs due to the tax reform. After considering all factors, the Compensation Committee may in the future decide to authorize payments, all or part of which may be nondeductible under Section 162(m) of the Internal Revenue Code.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Compensation Discussion and Analysis
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
John B. Davies, Chair
Cornelius D. Mahoney
William J. Ryan
D. Jeffrey Templeton

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
Summary Compensation Table
The following table provides the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended December 31, 2018, 2017 and 2016, respectively.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard M. Marotta, Chief Executive Officer	2018	542,324	—	375,032	—	381,108	—	186,013	1,484,477
	2017	500,000	—	325,034	—	400,000	—	206,370	1,431,404
	2016	500,000	—	325,026	—	275,000	—	169,161	1,269,187
Sean A. Gray, President and Chief Operating Officer	2018	461,225	—	300,033	—	287,448	—	104,053	1,152,759
	2017	425,000	—	250,023	—	300,000	—	79,375	1,054,398
	2016	425,000	—	250,020	—	225,000	—	67,305	967,325
James M. Moses, Senior Executive Vice President and Chief Financial Officer	2018	375,000	—	200,034	—	209,571	—	35,499	820,104
	2017	350,000	—	175,013	—	241,500	—	22,059	788,572
	2016	148,077	100,000	—	—	65,500	—	7,167	320,744
George F. Bacigalupo, Senior Executive Vice President, Commercial Banking	2018	350,000	—	80,006	—	195,599	—	55,425	681,030
	2017	350,000	—	120,017	—	120,000	—	43,755	633,772
	2016	350,000	—	175,014	—	120,000	—	58,028	703,042
Linda A. Johnston, Former Senior Executive Vice President, Chief Human Resources Officer(5)	2018	300,000	—	200,034	—	167,657	—	89,305	756,996
Michael P. Daly, Former Chief Executive Officer(6)	2018	693,289	—	603,002	—	—	—	1,179,044	2,475,335
	2017	700,000	—	588,033	—	724,500	1,421,329	115,989	3,549,851
	2016	700,000	—	650,024	—	460,000	622,627	76,119	2,508,770
(1)
The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Marotta is President and Chief Executive Officer, Mr. Gray is Senior Executive Vice President, Mr. Moses is Senior Executive Vice President and Chief Financial Officer and Mr. Bacigalupo is Senior Executive Vice President, Linda A. Johnston is retired from the Company and Bank as of April 1, 2019, her principal position at Berkshire Hills Bancorp, Inc. had been Senior Executive Officer. Mr. Daly is the former President and Chief Executive Officer of Berkshire Hills Bancorp, Inc.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
(2)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and represents an award under the Company’s performance-based, long-term incentive compensation program. Awards consist of restricted stock, a portion of which vest ratably over three years and a portion that vests based on the achievement of certain performance criteria. Since all awards vest after the year in which they are granted, none of the Named Executive Officers recognized any income from the awards in the year they were made. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of our common stock on the applicable grant date. For those restricted stock awards that are subject to performance conditions, the grant date fair values are based on the outcome of such conditions at target level. Total values for stock awards reported in this table may not match other tables due to rounding. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018. Mr. Daly resigned from the Company on November 26, 2018, and he forfeited all of the awards shown in this column on the same date. Based on the fair value at grant date, the following are the maximum potential values of the performance shares for the 2018 – 2020 performance period assuming maximum level of performance is achieved: Mr. Marotta, $281,321; Mr. Gray, $225,072; Mr. Moses, $150,073; Mr. Bacigalupo $60,052; Ms. Johnston $150,073; Mr. Daly, $452,252. For each year shown in the above table, the amounts in the Stock Awards column are determined by multiplying the number of restricted stock awards granted on a particular date by the Company’s stock price on the same grant date, and a breakdown for each individual is as follows:

		Number of Restricted Stock Awards Granted
Grant Date	Stock Price	Richard M. Marotta	Sean A. Gray	James M. Moses	George F. Bacigalupo	Linda Johnston	Michael P. Daly
January 30, 2018	$37.65	9,961	7,969	5,313	2,125	5,313	16,016
January 30, 2017	$35.55	9,143	7,033	4,923	3,376	5,064	16,541
January 29, 2016	$27.78	11,700	9,000	—	6,300	6,480	23,399
(3)
The Supplemental Executive Retirement Agreement does not provide for above-market earnings and therefore it is not included in this column. Amounts reported for 2017 and 2016 reflect the actuarial change in pension value from December 31 of the prior year to December 31 of the reported year under the Former CEO’s supplemental executive retirement plan.

(4)
Details of the amounts reported in the “All Other Compensation” column for 2018 are provided in the following table:

Name	401(k) Employer Contribution	Dividends on Restricted Stock	Automobile	Financial Planning	Membership Fees	Long Term Care Premiums and Imputed Income on Life Insurance	Long-Term Disability*	Other**	Total
R. Marotta	11,000	25,246	15,000	1,800	1,200	27,908	3,859	100,000	186,013
S. Gray	11,000	20,749	15,000	—	5,940	26,778	2,474	22,112	104,053
J. Moses	11,000	693	15,000	—	6,169	—	2,637	—	35,499
G. Bacigalupo	9,154	22,341	15,000	4,682	—	—	4,248	—	55,425
L. Johnston	11,000	32,985	15,000	1,050	1,950	22,889	4,431	—	89,305
M. Daly	11,000	55,772	3,645	15,000	1,120	14,987	12,340	1,065,180	1,179,044
*
Mr. Daly’s Long-Term Disability represents $5,964 for long-term disability insurance, $2,600 for supplemental disability insurance, and $3,776 as a tax gross-up payment on these amounts.

**
The Company credited Mr. Marotta’s Supplemental Executive Retirement Agreement account balance with $100,000 pursuant to the terms of the agreement. For Mr. Gray, this column reflects reimbursed relocation expenses associated with the Company’s headquarters relocation to Boston, Massachusetts. In connection with Mr. Daly’s resignation effective November 26, 2018, the Company, Berkshire Bank and Mr. Daly entered into a Resignation, Separation Agreement and Full and Final Release of Claims under which he was paid $1.0 million in 2018. For a description of additional amounts payable to Mr. Daly, please see the discussion under “Potential Payments Upon Termination or Change in Control.” Amount shown in this column also includes a payment to Mr. Daly for accrued and unused vacation time in the amount of  $65,180.

(5)
Ms. Johnston is a named executive officer for the first time in 2018 and, pursuant to SEC rules, compensation for prior years is not required to be reported. Ms. Johnston resigned from her employment with the Company and the Bank effective April 1, 2019.

(6)
Mr. Daly resigned from his employment with the Company and the Bank effective November 26, 2018. Amount shown reflects the portion of Mr. Daly’s annual salary ($750,000) earned in 2018.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
Grants of Plan-Based Awards
The following table provides information concerning the award opportunities granted to the Company’s NEOs in 2018, and the amounts, if any, that may be paid in future years.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Marotta	1/30/2018	153,438	306,875	613,750	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—	4,980	187,497
	1/30/2018	—	—	—	2,491	4,981	7,472	—	187,535
Sean A. Gray	1/30/2018	115,729	231,458	462,916	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—	3,984	149,998
	1/30/2018	—	—	—	1,993	3,985	5,978	—	150,035
James M. Moses	1/30/2018	84,375	168,750	337,500	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—	2,656	99,998
	1/30/2018	—	—	—	1,329	2,657	3,986	—	100,036
George F. Bacigalupo	1/30/2018	78,750	157,500	315,000	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—	1,062	39,984
	1/30/2018	—	—	—	532	1,063	1,595	—	40,022
Linda A. Johnston(4)	1/30/2018	67,500	135,000	270,000	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—	2,656	99,998
	1/30/2018	—	—	—	1,329	2,657	3,986	—	100,036
Michael P. Daly(4)	1/30/2018	281,250	562,500	1,125,000	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—	8,008	301,501
	1/30/2018	—	—	—	4,004	8,008	12,012	—	301,501
(1)
Amount represents awards granted for future payment to the Named Executive Officers under the Short-Term Incentive Plan (STI). Company performance below threshold and/or individual performance may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis — Short Term Incentive Compensation” for a discussion of the STI.

(2)
Amount shown reflects the number of restricted stock awards, subject to performance-based vesting, that may be earned under the Long-Term Incentive Plan (LTI). Performance below threshold may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis — Long-term/Incentive Plan” for a discussion of the LTI.

(3)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The grant date per share fair value for the restricted stock award was $37.65, the closing price on the date of grant.

(4)
Mr. Daly resigned from the Company on November 26, 2018 and Ms. Johnston resigned from the Company on April 1, 2019. Each executive forfeited all of the awards shown in the above table as of the date of their respective resignations.

Employment and Change in Control Agreements
Employment Agreement.   On February 21, 2019, the Company and Berkshire Bank entered into an employment agreement with Richard M. Marotta, which superseded his prior three-year executive change in control agreement that the Company, Berkshire Bank and Mr. Marotta entered into as of April 21, 2016.
The employment agreement provides that Mr. Marotta will continue to serve as President and Chief Executive Officer of the Company and Chief Executive Officer of Berkshire Bank for a term of three years. Commencing as of April 1, 2020, and on each subsequent April 1 thereafter, the compensation committees of the boards of directors may renew the agreement for an additional year so that the remaining term will again become three years. The agreement provides that Mr. Marotta will continue to receive an annual base salary of  $675,000, and the base salary may be increased. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
Berkshire Bank may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment. Certain events resulting in the executive’s termination of employment entitle him to severance benefits. In the event of the executive’s involuntary termination of employment or in the event of a voluntary termination for “good reason” (as defined in the agreement), then the executive would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and the cash incentive which the executive would have earned during the remaining unexpired term of the agreement. In addition, he and his dependents would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject Berkshire Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.
In the event of a “change in control” (as defined in the agreement) of the Company or Berkshire Bank followed within twenty-four months by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, he would become entitled to a severance payment in the form of a cash lump sum equal to three times his base salary and cash incentive and he and his dependents would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject Berkshire Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits. In addition, all of the executive’s stock options, restricted stock awards and performance awards (shares) will become fully earned and vested.
Upon termination of the executive’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of Berkshire Bank and the Company for a period of one year following his termination of employment. The agreement also includes provisions protecting the Company’s and Berkshire Bank’s confidential business information.
See “Potential Payments Upon Termination or Change in Control” for a discussion of the payments under this agreement.
Change in Control Agreements.   The Company and Berkshire Bank entered into change in control agreements with Messrs. Gray, Moses and Bacigalupo. Each change in control agreement has a term of three years and is renewable annually for an additional year at the sole discretion of the boards of directors of the Company and Berkshire Bank. See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits and payments under these agreements. Ms. Johnston’s change in control agreement terminated as part of her Resignation and Separation Agreement.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
Outstanding Equity Awards at December 31, 2018
The following table provides information concerning unvested stock awards for each Named Executive Officer as of December 31, 2018. The NEOs do not hold any stock options.
		Option Awards		Stock Awards		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(7)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Richard M. Marotta	1/30/2016	—	—	1,950(1)	52,592	5,850(4)	157,775
	1/30/2017	—	—	3,047(2)	82,178	4,572(5)	123,307
	1/30/2018	—	—	4,980(3)	134,311	4,981(6)	134,338
Sean A. Gray	1/30/2016	—	—	1,500(1)	40,455	4,500(4)	121,365
	1/30/2017	—	—	2,344(2)	63,218	3,517(5)	94,853
	1/30/2018	—	—	3,984(3)	107,448	3,985(6)	107,475
James M. Moses	1/30/2017	—	—	1,641(2)	44,258	2,462(5)	66,400
	1/30/2018	—	—	2,656(3)	71,632	2,657(6)	71,659
George F. Bacigalupo	1/30/2016	—	—	1,050(1)	28,319	3,150(4)	84,956
	1/30/2017	—	—	1,125(2)	30,341	1,688(5)	45,525
	1/30/2018	—	—	1,062(3)	28,642	1,063(6)	28,669
	10/1/2015	—	—	12,708(9)	342,745	—	—
Linda A. Johnston(8)	1/30/2016	—	—	1,080(1)	29,128	3,240(4)	87,383
	1/30/2017	—	—	1,688(2)	45,525	2,532(5)	68,288
	1/30/2018	—	—	2,656(3)	71,632	2,657(6)	71,659
Michael P. Daly(8)	1/30/2016	—	—	—	—	—	—
	1/30/2017	—	—	—	—	—	—
	1/30/2018	—	—	—	—	—	—
(1)
Remaining shares granted on January 30, 2016 will vest ratably on each January 30th through 2019.

(2)
Remaining shares granted on January 30, 2017 will vest ratably on each January 30th through 2020.

(3)
Remaining shares granted on January 30, 2018 will vest ratably on each January 30th through 2021.

(4)
These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined as of January 30, 2019 based on the 2016-2018 performance period.

(5)
These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2020 based on the 2017-2019 performance period.

(6)
These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2021 based on the 2018-2020 performance period.

(7)
Computed using the fair market value of the shares based on the Company’s closing stock price of  $26.97 on December 31, 2018.

(8)
Mr. Daly’s restricted stock awards were forfeited due to his resignation on November 26, 2018 and Ms. Johnston’s restricted stock awards were forfeited due to her resignation on April 1, 2019.

(9)
Remaining shares granted on October 1, 2015 will vest 10% in October 2019 and 60% in October 2020.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
Option Exercises and Stock Vesting
The following table provides information concerning the vesting of restricted stock awards for each Named Executive Officer, on an aggregate basis, during 2018. The NEOs do not hold any stock options.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard M. Marotta	—	—	12,055	457,157
Sean A. Gray	—	—	9,823	372,575
James M. Moses	—	—	820	30,873
George F. Bacigalupo	—	—	9,865	378,059
Linda A. Johnston	—	—	14,228	554,387
Michael P. Daly	—	—	26,107	990,378
(1)
Represents the aggregate value realized in 2018 upon the vesting of restricted stock awards granted in prior years under the Company’s long-term incentive plan and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the NEO upon vesting is also the amount reported as 2018 taxable income.

Non-qualified Deferred Compensation
The following table provides information for the nonqualified deferred compensation plan in which Richard M. Marotta participated in 2018.
Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in 2018 ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard M. Marotta	Supplemental Executive Retirement Agreement	$100,000	—	$300,000
(1)
Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the Named Executive Officer in the Summary Compensation Table.

(2)
Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the Named Executive Officer in the Summary Compensation Table.

On February 21, 2019, Berkshire Bank entered into an amended and restated supplemental executive retirement agreement with Mr. Marotta, which superseded his prior supplemental executive retirement agreement entered into between the executive and Berkshire Bank effective as of July 1, 2016. Under the terms of the agreement, Mr. Marotta is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank credited the account balance with $300,000 from 2016 through 2018, and Berkshire Bank will credit the account balance with an annual amount of $350,000 on each subsequent January 1 (commencing January 1, 2019) through January 1, 2025, provided that Mr. Marotta is employed with the Berkshire Bank on the date of such contribution. Berkshire Bank will make a final contribution as of January 1, 2025 for a total potential contribution of  $2,750,000. The account balance is subject to a four-year vesting schedule, with 25% of the account balance vesting each year, commencing in 2017, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Marotta or his beneficiary, as applicable. See “Potential Payments Upon Termination or Change in Control” for a discussion of the payments under this agreement.
On February 21, 2019, Berkshire Bank entered into a supplemental executive retirement agreement with Sean A. Gray. The agreement contains substantially identical terms as the amended and restated supplemental executive retirement agreement entered into with Mr. Marotta, except that (i) the annual credit is $100,000 (for up to 10 years and a maximum contribution of  $1.0 million); and (ii) the vesting schedule is 20% per year, commencing January 1, 2020, and the executive will be 100% vested on

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
January 1, 2024. Under the terms of the SERP, Mr. Gray is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank will credit the account balance with $100,000 commencing on January 1, 2019 and on each January 1st through 2028, provided that the executive is employed with Berkshire Bank on the date of such contribution. Berkshire Bank will make a final contribution as of January 1, 2028 for a total potential contribution of  $1.0 million. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to the Executive or his beneficiary, as applicable. In the event the Executive’s employment is terminated within two years following a change in control (as defined in the agreement), an amount equal to $1.0 million will be paid to the Executive in a single payment.
Potential Payments Upon Termination or Change-in-Control
The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of December 31, 2018, pursuant to each executive’s employment agreement, change in control agreement, equity awards, and other benefit plans or arrangements. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan, non-qualified deferred compensation plans and the value of continued long-term care insurance, if applicable. The amounts shown relating to unvested restricted stock awards are based on the fair market value of the Company’s common stock on December 31, 2018, which was $26.97. The actual amounts to be paid out can only be determined at the time of such executive’s separation from service with the Company.
The following table provides the estimated amount of compensation payable to Mr. Marotta for each of the termination events listed below, assuming that his employment agreement and amended and restated supplemental retirement agreement, each dated as of February 21, 2019, was in effect on December 31, 2018.
	Termination For Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control With Termination of Employment ($)(3)	Disability ($)(4)	Death ($)(5)
Cash severance	—	3,037,500	3,037,500	—	—
In-kind benefits	—	67,578	69,578	45,052	—
Restricted stock vesting(8)	—	684,499	684,499	684,499	684,499
SERP	—	—	2,450,000	—	—
The following table provides the estimated amount of compensation payable to Messrs. Gray, Moses and Bacigalupo upon their termination of employment in connection with a change in control. The change in control agreements entered into with the executives do not provide for any severance payments or benefits in the event of a termination of employment that is not in connection with or subsequent to a change in control.
	Sean A. Gray(7)(10)	James M. Moses(6)	George F. Bacigalupo(6)
Cash severance	$2,744,792	$1,706,283	$1,597,500
In-kind benefits	$50,229	$50,229	$51,075
Restricted stock vesting(8)	$534,815	$253,950	$589,187
SERP(9)	$1,000,000	$—	$—
(1)
Upon a termination for “cause” (as defined in the applicable agreements), the executive will have no right to receive compensation or other benefits under the employment agreement and SERP. In addition, he will forfeit all non-vested restricted stock awards.

(2)
Under the executive’s employment agreement, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for “good reason” (as defined in the employment agreement), the executive (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the base salary and the greater of the (i) average cash incentive earned in the prior two calendar years, or (ii) the cash incentive that would be paid or payable to the executive receiving the annual incentive at target for the fiscal year in which the date of termination occurs (or for

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
the prior fiscal year if the incentive opportunity has not yet been determined), as if the executive and Berkshire Bank were to satisfy all performance-related conditions, which the executive would have earned during the remaining unexpired term of the agreement. In addition, he and his dependents would become entitled, at no cost to the executive, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement. Upon termination of the executive’s employment under these circumstances, the executive must adhere to a one-year non-competition and non-solicitation restriction. The amount shown in this column assumes the remaining term of the contract is three years. Under the executive’s amended and restated supplemental executive retirement agreement, if Mr. Marotta separates from service for a reason other than cause, he will receive his vested benefit at the time of separation from service in a lump sum. If Mr. Marotta is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement and supplemental executive retirement agreement will be paid six months after his separation from service. The above table does not include the vested benefit under the supplemental executive retirement agreement as of December 31, 2018 since the value of the vested benefit is set forth in the table presented above under “— Non-qualified Deferred Compensation.”
(3)
Under the executive’s employment agreement, upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months at no cost to the executive. Severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” only if such reduction will result in the executive receiving a greater total payment as measured on an after-tax basis, and based on the above assumptions, Mr. Marotta’s payments would not be reduced under this provision. The agreement does not entitle an executive to any tax indemnification payment (a “gross-up”) if payment under his employment agreement or any other payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.” Under the executive’s amended and restated supplemental executive retirement agreement, if Mr. Marotta separates from service for a reason other than cause, in connection with or within two years following a change in control of the Company or Bank, his account balance will become fully vested and he will be entitled to a payment in the amount of  $2,750,000 in a lump sum. If Mr. Marotta is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement and supplemental executive retirement agreement will be paid six months after his separation from service. The above table does not include the vested benefit as of December 31, 2018 since the value of the vested benefit is set forth in the table presented above under “— Non-qualified Deferred Compensation.”

(4)
Under the executive’s employment agreement, upon a termination due to “disability” (as defined in the employment agreement), the executive would be entitled to continued non-taxable medical and dental insurance, at no cost to the executive, until the earlier of the second anniversary of the date of termination or age sixty-five (65). This column shows the value of two years of continued insurance. Additionally, the executive would be entitled to receive benefits under the provisions of disability insurance coverage in effect for Berkshire Bank employees and executives. Upon termination due to disability, restricted stock awards granted pursuant to our equity incentive plans automatically vest. The executive does not hold any stock options.

(5)
Under the executive’s employment agreement, upon death, the executive’s beneficiary will receive any earned but unpaid compensation and vested benefits due the executive as of the date of death. In addition, the executive’s estate or beneficiary would be entitled to receive benefits under the provisions of any life insurance coverage in effect for Berkshire Bank employees and executives. Under a split dollar agreement entered into with the executive, the executive’s beneficiary is also entitled to an amount equal to the lesser of  $750,000 or the “net amount at risk” (as defined in the split dollar agreement) and the above table does not reflect the value of this benefit. Upon termination due to death, restricted stock awards granted pursuant to our equity incentive plans automatically vest. The executive does not hold any stock options.

(6)
The change in control agreements entered into with Messrs. Moses and Bacigalupo provide that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his or her share of the premiums. Under the agreements with Messrs. Moses and Bacigalupo, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” only if such reduction will result in the executive receiving a greater total payment as measured on an after-tax basis, and accordingly, the amount shown in this column may be reduced. The estimated amount of the reduction is $271,946 for Mr. Moses and Mr. Bacigalupo’s payments would not be reduced under this provision. The agreements do not entitle the executives to any tax indemnification payment (a “gross-up”) if payments under his change in control agreement or any other payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.”

(7)
Mr. Gray’s change in control agreements provide that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control, and life insurance and non-taxable medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to his termination of employment for 36 months following the executive’s termination of employment. The executive would also be entitled to receive a tax indemnification payment if payments under the change in control agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” The estimated amount of the tax indemnification payment is $1,680,802. Beginning in 2009, the Company determined that it would no longer enter into change in control agreements that provide for a tax gross-up for any taxes as a result of  “excess parachute payments” under Section 280G of the Code. Mr. Gray’s change in control agreements was entered into before the Company adopted this position.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Executive Compensation
(8)
In the event of a change in control of the Company or the Bank, outstanding stock options and restricted stock awards granted prior to 2019 pursuant to our equity plans automatically vest. After 2018, equity awards subject to time-based vesting automatically vest only if an executive terminates employment following a change in control (a “double trigger”).

(9)
In February 2019, Mr. Gray and the Bank entered into a supplemental executive retirement agreement. The agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreement) in connection with or following a change in control of the Company or the Bank, death or disability, the executive would become entitled to a payment in the amount of  $1 million. The executive’s benefit is subject to a five year vesting schedule, with twenty percent (20%) of the account vesting each year, commencing on January 1, 2020.

(10)
To supplement the Bank’s disability programs, the Bank implemented a long-term care plan (“LTC Plan”) in 2015. Mr. Gray is a participant in the LTC plan. Mr. Gray will become vested upon the earliest of   (i) the executive attaining age 62 with ten years of service; (ii) the executive attaining age 55 with 20 years of service; (iii) a change in control; (iv) or disability. Once vested, an individual and his spouse are generally eligible for long-term care benefits during their lifetime, at no cost to the covered individual, and with the Bank paying the cost of such coverage. The above table does not reflect the value of such continued coverage.

In connection with Mr. Daly’s resignation on November 26, 2018, the Company, Bank and Michael P. Daly entered into a Resignation, Separation Agreement and Full and Final Release of Claims (the “Agreement”), under which the Bank will pay Mr. Daly $7,500,000, with $1,000,000 paid in 2018, $3,500,000 payable six (6) months from the execution of the Agreement, $1,500,000 payable twelve (12) months from the execution of the Agreement, and $1,500,000 payable eighteen (18) months from the execution of the Agreement.
In connection with Ms. Johnston’s resignation on April 1, 2019, the Company, Bank and Linda A. Johnston entered into a Resignation, Separation Agreement and Full and Final Release of Claims under which the Bank will pay Ms. Johnston $785,000 on the Company’s first scheduled pay date on or after January 1, 2020. In addition, the Bank and Linda A. Johnston entered into a Consulting Agreement under which Ms. Johnston will provide consulting services for up to twenty (20) hours per week for fourteen months in exchange for monthly consulting fees in the amount of  $29,643.
CEO Pay Ratio
In accordance with the applicable provisions of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of the Company and the annual total compensation of our CEO.
For 2018, our median annual total compensation for all employees other than our CEO was $55,287. The annual total compensation for our CEO for the same period was $2,912,693. Since we had two CEOs, the Company calculated total compensation by calculating the compensation provided to Messrs. Daly and Marotta during the time that each individual served as CEO during 2018 and combined these amounts to reflect the total compensation paid during fiscal year 2018. The ratio of our CEO’s compensation to the median employee’s compensation was 53 to 1.
Executive Compensation
We identified our median employee using our entire workforce as of December 31, 2018. We included all employees, whether employed on a full-time, part-time or seasonal basis. No full-time equivalent adjustments were made for part-time employees.
We determined the annual total compensation for our median employee based on total cash compensation, which included base pay, commissions and bonuses. With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.
SEC rules for identifying the median employee allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

BERKSHIRE HILLS BANCORP, INC. | 2019 Proxy Statement

Proposal 3:
Ratification of the Appointment of the
Independent Registered Public Accounting Firm
The Board of Directors recommends ratification of the Audit Committee’s appointment of Crowe LLP as our independent registered public accounting firm for fiscal year 2019.
Background. The Company’s independent registered public accounting firm (“Accounting Firm”) for the year ended December 31, 2018 was Crowe LLP (“Crowe”). The Audit Committee has appointed Crowe as the independent registered public accounting firm for the year ending December 31, 2019, subject to ratification by the shareholders at the annual meeting. A representative of Crowe is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.
Shareholder ratification of the appointment of Crowe is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of the Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 3: Ratification of the Appointment of the Independent Registered Public
Accounting Firm • Audit Committee Pre-Approval Policies and Procedures
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is responsible for selecting and managing compensation of the accounting firm and overseeing its work. The Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the Accounting Firm. This process is intended to ensure that the accounting firm does not provide any non-audit services that are prohibited by law or regulation. Requests for services by the Accounting Firm must be specific as to the particular services to be provided for compliance with the auditor services policy. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the years ended December 31, 2018 and 2017, respectively, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
In 2017, the Audit Committee, with management’s assistance, conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. As a result of this process, on August 3rd, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The dismissal of PwC was approved by the Audit Committee and became effective on August 9, 2017, immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017.
PwC’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the two fiscal years ended December 31, 2016 and the subsequent interim period through August 9, 2017, there were (i) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
On August 3, 2017, the Audit Committee selected Crowe as the Company’s independent registered public accounting firm, effective August 10, 2017. During the two fiscal years ended December 31, 2016 and the subsequent interim period preceding the selection of Crowe, the Company did not consult with Crowe regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and Crowe did not provide any written report or oral advice that Crowe concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.
Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2018 and 2017, respectively, by Crowe and PwC. Due to the change in the auditor engagement, the fees in 2017 include fees from both firms, as noted.
Fees	2018	2017
Audit Fees(1)	$1,056,100	$981,350
Audit-Related Fees(2)	$265,300	$374,900
Tax Fees(3)	$213,100	$368,925
All Other Fees	—	—
(1)
Includes fees for audit of the financial statements and internal control over financial reporting, as well as quarterly reviews. In 2018, includes $1,037,000 for Crowe and $19,100 for PwC. In 2017, includes $786,650 for Crowe and $194,700 for PwC.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 3: Ratification of the Appointment of the Independent Registered Public
Accounting Firm • Audit Committee Report
(2)
Fees in 2018 relate to First Choice Loan Services stand-alone subsidiary, HUD, and 401(k) plan audits, as well as a review of the Commerce Bancshares Corp. system conversion and other. In 2018, fees include $258,300 for Crowe and $7,000 for PwC. Fees in 2017 relate to purchase accounting related to Commerce Bancshares Corp., HUD and 401(k) plan audits, system conversion reviews, and review of the Forms S-4 and amended registration statements relating to the public common stock offering and the Commerce Bancshares Corp. acquisition. In 2017, fees include $200,000 for Crowe and $174,900 for PwC.

(3)
Fees in 2018 and 2017 consist of tax return and estimated payment preparation services, as well as an analysis on changes in federal income tax rules and potential tax refunds. In 2018, all fees were incurred by Crowe. In 2017, fees include $343,900 for Crowe and $25,025 for PwC.

Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process, and for preparing the Company’s consolidated financial statements (“financial statements”). The Company’s independent registered public accounting firm performs an independent audit of the financial statements and issues an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles. The Accounting Firm also issues an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee meets with the Accounting Firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee reviewed and discussed the financial statements with management. Management has represented that these statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting, as well as the certifications of the CEO and CFO.
The Audit Committee has reviewed and discussed the financial statements with the Accounting Firm, and has discussed matters required to be discussed under the applicable standards of Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees. These matters include the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the Accounting Firm the overall scope and plans for its audit.
The Audit Committee has received and discussed the written disclosures and the letter from the Accounting Firm as required by the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Committee concerning the Accounting Firm’s independence. The Audit Committee considered, among other factors, the non-audit services provided by the Accounting Firm, in concluding that the firm is independent.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. It relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Accounting Firm that, in its report, expresses an opinion on the fairness and conformity of the financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s processes do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that the Accounting Firm is “independent.”

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Proposal 3: Ratification of the Appointment of the Independent Registered Public
Accounting Firm • Audit Committee Report
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Audit Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
David M. Brunelle, Chair
Paul T. Bossidy
J. Williar Dunlaevy
Richard J. Murphy
Patrick J. Sheehan

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information
Stock Ownership
Five-Percent Shareholders
The following table provides information as of March 21, 2019, with respect to persons known by the Company to be the beneficial owners of 5% or more of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investing power. Percentages are based on 45,521,962 shares outstanding at March 21, 2019.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,180,539(1)	13.58%
Pamela A. Massad As personal representative of the Estate of David G. Massad, Sr. and individually c/o Fletcher Tilton PC 370 Main Street, Suite 1200 Worcester, MA 01608	4,437,098(2)	9.75%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,013,396(3)	8.82%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	3,801,896(4)	8.35%
(1)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on January 24, 2019.

(2)
Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on March 28, 2019.

(3)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2019.

(4)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 8, 2019.

Stock Ownership of Directors and Executive Officers
The following table provides information about the shares of Company common stock that are owned by each director or nominee for director of the Company, by NEOs and the aggregate number of shares owned by all directors, nominees for director and Named Executive Officers as a group as of March 21, 2019. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the shares has been pledged. The number of shares and options exercisable within 60 days owned by all directors, nominees for director and Named Executive Officers as a group totaled 10.76% of our outstanding common stock as of March 21, 2019. With the exception of Ms. Massad, each director, nominee for director, and Named Executive Officer owned less than 1.0% of our outstanding common stock as of that date. Percentages are based on 45,521,962 shares outstanding at March 21, 2019. The address of each individual is 60 State Street, Boston, Massachusetts 02109.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Stock Ownership of Directors and Executive Officers
Name	Number of Shares Owned (Excluding Options)(1)	Options Exercisable Within 60 Days	Total
Directors
Paul T. Bossidy(2)	12,999	—	12,999
David M. Brunelle	6,606(3)	—	6,606
Robert M. Curley	19,210	—	19,210
John B. Davies	32,611(4)	—	32,611
J. Williar Dunlaevy	78,811(5)	—	78,811
Cornelius D. Mahoney	20,225	—	20,225
Richard M. Marotta(6)	62,239	—	62,239
Pamela A. Massad	4,437,098(7)	—	4,437,098
Laurie Norton Moffatt	9,052	—	9,052
Richard J. Murphy	15,504	—	15,504
William J. Ryan	19,975	—	19,975
Patrick J. Sheehan	4,788(8)	—	4,788
D. Jeffrey Templeton	27,041	—	27,041
Named Executive Officers Who Are Not Directors(9)
George F. Bacigalupo	42,402	—	42,402
Sean A. Gray	62,592	—	62,592
Linda A. Johnston	38,990	—	38,990
James M. Moses	7,957	—	7,957
All Named Executive Officers and Directors, and Nominees for Directors as a Group (17 persons)	4,898,100	—	4,898,100
(1)
This column includes the following shares held in trust for such directors and Named Executive Officers:

Name	Shares of Granted but Unvested Restricted Stock Held In Trust	Shares Held In Trust in the Berkshire Bank 401(k) Plan
Paul T. Bossidy	2,562	—
David M. Brunelle	2,233	—
Robert M. Curley	2,562	—
John B. Davies	2,562	—
J. Williar Dunlaevy	2,562	—
Cornelius D. Mahoney	2,562	—
Richard M. Marotta	16,366	631
Pamela A. Massad	2,233	—
Laurie Norton Moffatt	2,562	—
Richard J. Murphy	2,562	—
William J. Ryan	2,562	—
Patrick J. Sheehan	2,562	—
D. Jeffrey Templeton	2,562	—
Named Executive Officer Who Are Not Directors(9)
George F. Bacigalupo	17,203	411
Sean A. Gray	10,994	2,023
Linda A. Johnston	5,410	3,951
James M. Moses	6,176	—
(2)
Mr. Bossidy has elected not to stand for re-election to the Board at the Company’s 2019 Annual Meeting.

(3)
Includes 4,000 shares held in Mr. Brunelle’s individual retirement account.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Who Can Vote at the Meeting
(4)
Includes 12,730 shares held in Mr. Davies’ individual retirement account.

(5)
Includes 5,226 shares held in Mr. Dunlaevy’s individual retirement account and 8,457 shares held by Mr. Dunlaevy’s spouse.

(6)
Mr. Marotta was appointed as President, Chief Executive Officer, and Director of the Company and Chief Executive Officer and Director of the Bank, effective November 26, 2018.

(7)
Includes 4,357,344 shares of Company common stock that Ms. Massad beneficially owns in her capacity as personal representative of the Estate of David G. Massad, Sr. (the “Estate”), 77,521 shares of Company common stock that Ms. Massad owns individually, and 2,233 unvested restricted shares of Company common stock held in trust indirectly.

(8)
Mr. Sheehan has elected not to stand for re-election to the Board at the Company’s 2019 Annual Meeting.

(9)
Mr. Daly resigned from the Company and Bank effective November 26, 2018, which is prior to the March 21, 2019 record date. Accordingly, Mr. Daly has been excluded from the stock ownership table. His principal position at Berkshire Hills Bancorp, Inc. had been Director, Chief Executive Officer and President.

Information About Voting
Who Can Vote at the Meeting
You are entitled to vote the shares of Berkshire’s common stock that you owned as of the close of business on March 21, 2019. As of the close of business on March 21, 2019, a total of 45,521,962 shares of Company common stock was outstanding. Each share of common stock has one vote.
The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit. To our knowledge, there are no such record owners as March 21, 2019.
Ownership of Shares; Attending the Meeting
You may own shares of Berkshire Hills in one of the following ways:
•
Directly in your name as the shareholder of record;

•
Indirectly through a broker, bank or other holder of record in “street name”; or

•
Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan, or through the trust that holds restricted stock awards issued to directors and employees under our equity plans.

If your shares are registered directly in your name, you are the holder of record of these shares. As the holder of record, you have the right to give your proxy directly to us, either through voting by mail, the Internet, or telephone, or to vote in person at the meeting. If you wish to vote at the meeting, you will need to bring proof of identity.
If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.
If you hold your shares indirectly in street name and wish to attend the meeting, you will need to bring proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Berkshire’s common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or nominee who is the record holder of your shares. You will also need to bring proof of identity to vote at the meeting.
Quorum and Vote Required
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Quorum and Vote Required
At this year’s annual meeting, shareholders will elect certain directors as proposed. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. However, if a director is elected by a plurality but less than a majority of the votes cast for such director, such director must submit their resignation to the Board of Directors, which resignation may then be accepted or rejected by the Board following a review by the Corporate Governance/Nominating Committee.
In voting on the non-binding proposal to give advisory approval of our executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.
In voting on the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Crowe as our independent registered public accounting firm for fiscal year 2019, the affirmative vote of a majority of the votes cast at the annual meeting is required.
Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the ratification of our independent auditors (Proposal 3) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on it. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. The NYSE does not consider the election of directors or compensation matters to be routine (Proposals 1 and 2). Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to the election of directors and the Company’s executive compensation, unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. A broker non-vote occurs when a broker returns a proxy to the Company and the proxy reflects a vote on routine Company proposals but does not reflect a vote on non-routine Company proposals. Broker non-votes will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposals to give advisory approval of our executive compensation and to ratify the selection of the independent registered public accounting firm, we will not count abstentions or broker non-votes as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals.
Solicitation of Proxies. The Company will bear the entire cost of soliciting proxies from you. In addition, we will request that banks, brokers and other holders of record send notice of the annual meeting to the beneficial owners of Berkshire Hills Bancorp, Inc. common stock and secure their voting instructions, if necessary.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • How to Vote
How to Vote
We are making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2018 Annual Report to Shareholders and our proxy statement at www.proxyvote.com or through the Investor Relations tab of our website at ir.berkshirebank.com. On April 5, 2019, we began mailing a notice to shareholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by email. Requests for printed copies of materials must be received by May 6, 2019.
You may vote your shares by Internet, by telephone, by regular mail or in person at the annual meeting. Each of these voting options is described in the notice or in the proxy materials. You should vote using the Internet or telephone voting options — or request, complete and return a paper proxy card — in order to ensure that your vote is counted at the annual meeting, or at any adjournment of the annual meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1, “FOR” the advisory, non-binding resolution to approve our executive compensation as described in this proxy statement, and “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2019.
To access your proxy materials and vote online, please visit www.proxyvote.com and follow the on-screen instructions. The notice previously provided to you contains the necessary codes required to access materials and vote online or by telephone. If you wish to vote by telephone, please call 1-800-690-6903using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the notice. Finally, you may vote in person at the annual meeting.
If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy. You may advise the Company’s Corporate Secretary of your revocation in writing to Berkshire Hills Bancorp, Inc. at 60 State Street, Boston, Massachusetts 02109, in care of Wm. Gordon Prescott, Corporate Secretary.
Holders of Non-Vested Restricted Stock Awards. If you have been granted a restricted stock award under the 2011 Equity Incentive Plan, or 2013 Equity Incentive Plan (collectively referred to as the “Equity Plan”), you have received a notice containing instructions on how to access these proxy materials and how to vote your unvested shares of Berkshire’s common stock subject to the restricted stock award under the Equity Plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the Equity Plan, a participant is entitled to direct the trustee how to vote the unvested shares of restricted Berkshire’s common stock awarded to him or her. The trustee will vote the shares of Berkshire’s common stock held in the Equity Plan Trust in accordance with instructions it

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Section 16(a) Beneficial Ownership Reporting Compliance
receives from you and other stock award recipients. The trustee will vote all shares for which it does not receive timely instructions from stock award recipients in the same proportion for which the trustee received voting instructions. Your voting instructions must be received by May 9, 2019.
Participants in the Berkshire Bank 401(k) Plan. If you invest in Berkshire ‘s common stock through the Berkshire Hills Bancorp Stock Fund in our 401(k) Plan, you have received a notice containing instructions on how to access these proxy materials and how to vote all shares you may vote under the 401(k) plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to their account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. Your voting instructions must be received by May 9, 2019.
Other Information Relating to Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2018.
Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors of the Bank at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2018 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except as described in the next paragraph.
Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and their related interests, exceeds $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Procedures Governing Related Persons Transactions
conflicts of interest to the Company’s General Counsel. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.
Procedures Governing Related Persons Transactions
We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•
the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•
the Company is, will, or may be expected to be a participant; and

•
any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:
•
any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;

•
any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;

•
any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;

•
any transaction with a related person in which the rates or charges involved are determined by competitive bids;

•
any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•
any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Procedures Governing Related Persons Transactions
•
whether the transaction involves the provision of goods and services to the Company that are available and from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.
Submission of Business Proposals and Shareholder Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s 2020 annual meeting no later than December 7, 2019. If next year’s annual meeting is held on a date more than 30 calendar days from May 16, 2020, a shareholder proposal must be received by a reasonable time before the Company begins distribute its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained through the Investor Relations tab of our website at ir.berkshirebank.com.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders and other interested parties should be addressed to Berkshire Hills Bancorp, Inc., 60 State Street, Boston, Massachusetts 02109. Communications to the Board of Directors should be in the care of Wm. Gordon Prescott, Corporate Secretary. Communications to individual directors should be sent to such directors at the Company’s address. Shareholders who wish to communicate with a committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to William J. Ryan, the Chairman of the Board of Directors of the Company. The Corporate Governance/Nominating Committee determines, in its discretion, whether any communication sent to the full Board should be brought before the full Board.
Miscellaneous
The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending notice of the annual meeting to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies for the 2019 Annual Meeting of Shareholders at a fee of approximately $11,000 plus associated costs and expenses.
The Company’s Annual Report to Shareholders is available at www.proxyvote.com and also through the Investor Relations tab of our website at ir.berkshirebank.com. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
You and others who share your address may receive only one notice of the annual meeting at your address. This practice, known as “householding,” is designed to reduce our printing and postage costs.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Additional Information • Procedures Governing Related Persons Transactions
This consolidated method of delivery will continue unless one or more of the shareholders listed at the same address notifies us that they would like to receive individual copies of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards or notices that include each shareholder’s unique control number for voting the shares held in each account. Registered shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to our Corporate Secretary at the address of our principal office. Beneficial shareholders may request information about householding from your bank, broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote through the Internet, by telephone, or by requesting a paper proxy card.
Other Matters
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Appendix A
Summary and Reconciliation of Certain Non-GAAP Financial Measures
This appendix contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP performance measures are referred to as “adjusted” in the Company’s Annual Report on Form 10-K, and are identified either as “core” or “adjusted” in this document. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition of the Company. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information, which is included in the Company’s Form 10-K. A reconciliation of non-GAAP financial measures to GAAP measures is provided below, as well as definitions for certain non-GAAP financial measures referenced in the proxy statement. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.
Terms referenced in the Company’s proxy statement that include non-GAAP financial measures
Core earnings (also referred to as core net income) is defined as GAAP net income less net non-core charges. Net non-core charges are the after-tax amount of revenues and expenses which are deemed by the Company as not related to normalized operations. These include net gains on sales of securities, net gains on the sale of business operations, losses recorded for hedge terminations, merger costs, restructuring costs, and designated dispute settlement costs. In 2017, these adjustments also included the writedown of the deferred tax assets due to the change in federal tax laws, and investments in employees and communities which were made as a result of the tax law changes. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. Non-GAAP adjustments are presented net of an adjustment for income tax expense.
Core return on equity is defined as core net income as a percentage of total average shareholders’ equity.
Core return on assets is defined as core net income as a percentage of total average assets.
Core EPS is defined as core net income as a percentage of average diluted shares outstanding during the period.
Efficiency ratio is a non-GAAP measurement defined as adjusted non-interest expense as a percentage of adjusted total revenue, excluding also amortization of intangibles and reflecting tax credit adjustments.
The Company views measures related to core earnings as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry.
Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees, and systems conversion costs. Restructuring costs primarily consist of the Company’s continued effort to create efficiencies in operations through calculated adjustments to the branch banking footprint. Expense adjustments include variable rate compensation related to non-operating items.
A-1
BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Appendix A
The following table summarizes the reconciliation of non-GAAP items recorded for the time periods indicated:
	At or For the Years Ended
(Dollars in thousands)	December 31, 2018	December 31, 2017	December 31, 2016
GAAP Net income	$105,765	$55,247	$58,670
Non-GAAP measures
Adj: Net gain on sale of securities and operations	3,259	(12,894)	(534)
Adj: Loss on termination of hedges	—	6,629	—
Adj: Acquisition related expenses	8,930	24,876	13,501
Adj: Restructuring and other expenses	13,201	6,682	2,260
Adj: Deferred tax writedown and related expense	—	21,545	—
Adj: Income taxes	(5,788)	(11,277)	(5,455)
Net non-operating charges	19,602	35,561	9,772
Core net income (non-GAAP)	$125,367	$90,808	$68,442
(dollars in millions, except share related data)
Total average assets – GAAP	$11,769	$9,815	$7,958
Total average shareholders’ equity – GAAP	1,546	1,244	911
Average diluted shares outstanding – GAAP (thousands)	46,231	39,695	31,167
Earnings per share, diluted	$2.29	$1.39	$1.88
Plus: Net adjustments per share, diluted	0.42	0.90	0.32
Core earnings per share, diluted	2.71	2.29	2.20
Performance Ratios
GAAP return on assets	0.90%	0.56%	0.74%
Core return on assets	1.07	0.93	0.86
GAAP return on equity	6.84	4.45	6.44
Core return on equity	8.11	7.31	7.51
Efficiency ratio	58.32	59.97	58.27
Supplementary Data (dollars in thousands)
Intangible amortization	4,934	3,493	2,927
Fully taxable equivalent income adjustment	7,423	11,227	8,098
A-2
BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

Appendix B
Relative TSR LTI Equity Compensation Component Industry Index
1st Source Corporation
Ameris Bancorp
Axos Financial, Inc.
Banc of California, Inc.
BancFirst Corporation
BancorpSouth Bank
Bank of Hawaii Corporation
Bank OZK
Banner Corporation
Beneficial Bancorp, Inc.
Boston Private Financial Holdings, Inc.
Brookline Bancorp, Inc.
Cadence Bancorporation
Capitol Federal Financial, Inc.
Cathay General Bancorp
CenterState Bank Corporation
Central Pacific Financial Corp.
Chemical Financial Corporation
Columbia Banking System, Inc.
Commerce Bancshares, Inc.
Community Bank System, Inc.
Customers Bancorp, Inc.
CVB Financial Corp.
Dime Community Bancshares, Inc.
Eagle Bancorp, Inc.
First Bancorp
First Busey Corporation
First Commonwealth Financial Corporation
First Financial Bancorp.
First Financial Bankshares, Inc.
First Hawaiian, Inc.
First Interstate BancSystem, Inc.
First Merchants Corporation
First Midwest Bancorp, Inc.
Flagstar Bancorp, Inc.
Flushing Financial Corporation
Fulton Financial Corporation
Glacier Bancorp, Inc.
Great Western Bancorp, Inc.
Heartland Financial USA, Inc.
Hilltop Holdings Inc.	Home BancShares, Inc.
HomeStreet, Inc.
Hope Bancorp, Inc.
Independent Bank Corp.
Independent Bank Group, Inc.
International Bancshares Corporation
LegacyTexas Financial Group, Inc.
Luther Burbank Corporation
MB Financial, Inc.
NBT Bancorp Inc.
Northwest Bancshares, Inc.
Old National Bancorp
Opus Bank
Pacific Premier Bancorp, Inc.
PacWest Bancorp
Park National Corporation
Pinnacle Financial Partners, Inc.
Prosperity Bancshares, Inc.
Provident Financial Services, Inc.
Renasant Corporation
S&T Bancorp, Inc.
Seacoast Banking Corporation of Florida
ServisFirst Bancshares, Inc.
Simmons First National Corporation
South State Corporation
Southside Bancshares, Inc.
TCF Financial Corporation
Tompkins Financial Corporation
TowneBank
Trustmark Corporation
UMB Financial Corporation
Union Bankshares Corporation
United Bankshares, Inc.
United Community Banks, Inc.
United Financial Bancorp, Inc.
Valley National Bancorp
Washington Federal, Inc.
WesBanco, Inc.
Westamerica Bancorporation
Western Alliance Bancorporation
WSFS Financial Corporation
B-1
BERKSHIRE HILLS BANCORP, INC. | 2019 PROXY STATEMENT

BERKSHIRE HILLS BANCORP, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

1 OF 2
1
1

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	
THE COMPANY NAME INC. - CLASS A	
THE COMPANY NAME INC. - CLASS B	
THE COMPANY NAME INC. - CLASS C	
THE COMPANY NAME INC. - CLASS D	
THE COMPANY NAME INC. - CLASS E	
THE COMPANY NAME INC. - CLASS F	
THE COMPANY NAME INC. - 401 K	

CONTROL # → 0000000000000000

SHARES	
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

0000414238_1 R1.0.1.18

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345→x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateCONTROL #SHARESTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00000414238_1 R1.0.1.18For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. To elect as directors the nominees named in theProxy Statement each to serve a one-year termor until their successors are duly elected andqualified.Nominees01 David M. Brunelle 02 Robert M. Curley 03 John B. Davies 04 J. Williar Dunlaevy 05 Cornelius D. Mahoney06 Richard M. Marotta 07 Pamela A. Massad 08 Laurie Norton Moffatt 09 Richard J. Murphy 10 William J. Ryan11 D. Jeffrey TempletonBERKSHIRE HILLS BANCORP, INC.C/O BROADRIDGEPO BOX 1342BRENTWOOD, NY 11717Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/15/2019 for shares held directly and by 11:59P.M. ET on 05/09/2019 for shares held in a Plan. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/15/2019 for shares held directly and by 11:59 P.M. ET on 05/09/2019 for sharesheld in a Plan. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2 To consider a non-binding proposal to give advisory approval of Berkshire's executive compensation asdescribed in the Proxy Statement.3 To ratify the appointment of Crowe LLP as Berkshire's Independent Registered Public Accounting firm for fiscalyear 2019.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name by authorized officer.

0000414238_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K,Summary Annual Report is/are available at www.proxyvote.comBERKSHIRE HILLS BANCORP, INC.Annual Meeting of ShareholdersMay 16, 2019 at 10:00 AM, Local TimeThis proxy is solicited by the Board of DirectorThe undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the "Company"), consisting of David M. Brunelle, J. WilliarDunlaevy, Pamela A. Massad and Laurie Norton Moffatt or any of them, with full powers of substitution in each, to act as proxy for the undersigned, and to vote allshares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held at the Museum of AfricanAmerican History, located at 46 Joy Street, Boston, Massachusetts 02114 at 10:00 a.m., local time, on Thursday, May 16, 2019 and at any and all adjournmentsthereof, with all the powers the undersigned would possess if personally present at such meeting as follows:This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" all thenominees for Directors listed in proposal 1 and "FOR" each of the other proposals listed. If any other business is presented at the Annual Meeting, includingwhether or not to adjourn this meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no otherbusiness to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) withrespect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conductof the meeting.The undersigned acknowledges receipt from Berkshire Hills Bancorp, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting, Annual Reportincluding audited financial statements and a Proxy Statement dated April 5, 2019.Continued and to be signed on reverse side